FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

CARBIZ AUTO CREDIT, INC.,
CARBIZ AUTO CREDIT JV1, LLC,
CARBIZ AUTO CREDIT AQ, INC.,
TEXAS AUTO CREDIT, INC.,
CARBIZ AUTO CREDIT IN1, INC.,
CARBIZ AUTO CREDIT IN2, INC.,
CARBIZ AUTO CREDIT IN3, INC.,
CARBIZ AUTO CREDIT IN4, INC., AND
CARBIZ AUTO CREDIT NE, INC.
AS BORROWERS,

CARBIZ INC. AND
CARBIZ USA INC.
AS GUARANTORS,

DEALER SERVICES CORPORATION,
AS LENDER,
EXISTING RECEIVABLES AND INVENTORY LOAN FACILITIES
FEBRUARY 25, 2009

i

Exhibits:

FORM OF EXISTING RECEIVABLES NOTE	EXHIBIT A-1

FORM OF RTO NOTE	EXHIBIT A-2

REQUEST FOR RETURN OF COLLATERAL FORM	EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE	EXHIBIT C

FORM OF WARRANT	EXHIBIT D-1

FORM OF WARRANT	EXHIBIT D-2

FORM OF REGISTRATION RIGHTS AGREEMENT	EXHIBIT E

INDEX OF DEFINED TERMS

A

Account	3
Account Debtor	2
Act	3
Additional Sums	13
Affiliate	3
Agreement	1
Applicable Stated Interest Rate	3
Applicable Usury Law	3
Asset Purchase Agreement	1
Assigned Documents	18
Assignee	47
Assignment and Acceptance	47
Auto Title	3
Automobile Inventory	3

B

Black Book Value	3
Borrower	1
Borrower Representative	46
Borrowers	1
Business Day	3

C

Carbiz AQ	1
Carbiz Auto	1
Carbiz IN1	1
Carbiz IN2	1
Carbiz IN3	1
Carbiz IN4	1
Carbiz LLC	1
Carbiz NE	1
Carbiz Parent	1
Carbiz USA	1
Claim	45
Claims	45
Code	3
Collateral	16
Commonly Controlled Entity	3
Consumer Lease Documents	3
Consumer Loan Documents	4
Conversion Documents	4
Copyrights	17
Custodian	4
Custodian Agreement	4

D

Default	4
Default Rate	4
Deferral Fee	14
Deficiency	15
Departing Validity Guarantor	41
Distribution	4
Dollars	4

E

ERISA	4
Existing Receivables Loan	4
Existing Receivables Note	4

F

Fraudulent Conveyance	52

G

GAAP	4
Guarantor	5
Guaranty Agreement	5

H

Houston Auto	1

I

Indebtedness	5
Intercompany Obligations	52
Items	5

K

Know-How	38

L

Landlord Waivers	5
Law	5
Lender	1
Liabilities	5
Lien	5
Loan Documents	6
Loans	6
Lot Code	6

M

Management Subordinated Debt	6
Management Subordinated Debt Documents	6
Management Subordinated Lenders	6
Management Subordination Agreement	6
Marks	17
Maturity Date	6
Maximum Rate	7
Mortgages	7

N

New Borrowers	2
New Effective Date	1
Notes	7

O

Officer’s Certificate	15
Original Borrowers	1

P

Patents	17
Patriot Act	7
Payment Account	12
Person	7
Plan	7
Pledge Agreement	7
Prior Lender	1
Prior Loan Agreement	1
Purchaser	7

R

Register	47
Related Party	7
RTO Advance	11
RTO Floor Plan Value	15
RTO Loan	11
RTO Note	11
RTO Receivables	7
RTO Transaction	8

S

Schedule A	8
Security Agreements	8
Senior Obligations	52
SID/GPS Device	8
Subordinated Debt	8
Subordination Agreement	8
Subsidiary	8

T

Taxes	15
Termination Date	12
Termination Notice	12
Third Loan Agreement	1
Total RTO Floor Plan Value	15
Trade Secrets	17
Trafalgar Subordinated Debt	9
Trafalgar Subordinated Debt Documents	8
Trafalgar Subordinated Lenders	9
Trafalgar Subordination Agreement	9
Trustee	1

U

UCC	9

V

Validity Guarantor	9
Validity Guaranty	9
Voluntary Termination	12

v

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

          THIS FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) which is executed on February 25, 2009 but is effective as of February 20, 2009 (the “New Effective Date”) is entered into by and among (a) CARBIZ AUTO CREDIT, INC., a Florida corporation (“Carbiz Auto”), CARBIZ AUTO CREDIT JV1, LLC, a Florida limited liability company (“Carbiz LLC”), CARBIZ AUTO CREDIT AQ, INC., a Florida corporation (“Carbiz AQ”), TEXAS AUTO CREDIT, INC., a Florida corporation (“Houston Auto”); CARBIZ AUTO CREDIT IN1, INC., a Florida corporation (“Carbiz IN1”), CARBIZ AUTO CREDIT IN2, INC., a Florida corporation (“Carbiz IN2”), CARBIZ AUTO CREDIT IN3, INC., a Florida corporation (“Carbiz IN3”), CARBIZ AUTO CREDIT IN4, INC., a Florida corporation (“Carbiz IN4”), and CARBIZ AUTO CREDIT NE, INC., a Florida corporation (“Carbiz NE”; Carbiz NE, Carbiz IN1, Carbiz IN2, Carbiz IN3, Carbiz IN4, Houston Auto, Carbiz Auto, Carbiz LLC and Carbiz AQ are sometimes referred to herein individually as a “Borrower” and, collectively, as the “Borrowers”), (b) CARBIZ INC., an Ontario corporation (“Carbiz Parent”) and CARBIZ USA INC., a Delaware corporation (“Carbiz USA”), (Carbiz Parent and Carbiz USA are sometimes referred to herein individually as “Guarantor” and, collectively, as the “Guarantors” (as defined below), and (c) DEALER SERVICES CORPORATION, a Delaware corporation, as the lender (the “Lender”).

RECITALS

1.

Carbiz Auto, Carbiz LLC, Carbiz AQ and Houston Auto (the “Original Borrowers”) and the Guarantors and SWC Services LLC entered into a Loan and Security Agreement dated March 23, 2007 (as amended and restated on October 1, 2007 and December 25, 2007, and as further amended on May 14, 2008 and July 2, 2008, as so amended and restated, the “Prior Loan Agreement”)(SWC Services LLC together with the other Lenders as defined in the Prior Agreement, the “Prior Lender”).

2.

The Original Borrowers and the Guarantors and Lender entered into that certain Third Amended and Restated Loan Agreement dated January 16, 2009 (the “Third Loan Agreement”) which Third Loan Agreement amended and restated the Prior Loan Agreement in its entirety as of the Effective Date (as that term is defined in the Third Loan Agreement)

3.	The Prior Lender was the debtor in a proceeding under Chapter 7 of the United States Bankruptcy Code and Ronald Peterson was the Chapter 7 Trustee (the “Trustee”) in that proceeding.

4.

Contemporaneously with the execution of the Third Loan Agreement, the Original Borrowers, the Guarantors, the Trustee, Carbiz Parent, Validity Guarantors and Lender entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Lender acquired on February 20, 2009 all rights of the Prior Lender under the Prior Loan Agreement, together with all of the Prior Lender’s rights with respect to the loans and the collateral pursuant to the Prior Loan Agreement, including the Trustee’s security interest in Automobile Inventory and Borrowers’ Indebtedness as to the Automobile Inventory as evidenced by the RTO Notes.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 1

5.

Contemporaneously with the entry into the Third Loan Agreement, Carbiz Parent and Lender entered into that certain Warrant whereby Carbiz Parent issued 9,718,289 warrants, exercisable into Common Shares to Lender. Prior to the entry into this Agreement, Lender exchanged that Warrant for two Warrants – one for 9,718,289 warrants and the other for 750,000 warrants – in each case, exercisable into Common Shares.

6.

Contemporaneously, with the entry into the Third Loan Agreement, Carl Ritter and Lender entered into that certain Pledge Agreement whereby Carl Ritter pledged all of his shares in Carbiz Parent to Lender to secure the repayment of the Existing Receivables Loan.

7.	Under the Third Loan Agreement, the Original Borrowers paid the Origination Fee and the Commitment Fee (as those terms are defined in the Third Loan Agreement).

8.

The Original Borrowers and Lender desire to add additional borrowers: Carbiz IN1, Carbiz IN2, Carbiz IN3, Carbiz IN4 and Carbiz NE (the “New Borrowers”), who have and will receive financing pursuant to this Agreement.

9.

Effective as of immediately after the closing under the Asset Purchase Agreement, certain Borrowers, including certain New Borrowers, delivered Conversion Documents to Lender which converted balances due under the Existing Receivables Loan to RTO Transactions.

10.

This Agreement removes the requirement that the charters of the Borrowers provide for the election of, and take certain action only with the approval of, an Outside Director (as that term was defined in the Third Loan Agreement) and the Borrowers will amend their charter documents to eliminate that requirement.

11.	The parties to this Agreement agree that this Agreement shall be effective as of the New Effective Date.

12.	As of the New Effective Date this Agreement amends and restates the Third Amended and Restated Loan and Security Agreement in its entirety.

AGREEMENT

          The parties agree:

Article 1. DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below.

          Account Debtor. The term “Account Debtor” shall mean any Person that is an obligor (including without limitation any co-signor) in respect of any Existing Receivable or RTO Receivable.

          Account. The term “Account” shall have the meaning given to such term in the UCC together with chattel paper and electronic chattel paper as defined in the UCC.

          Act. The term “Act” shall mean the United States Securities Act of 1933, as amended.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 2

          Affiliate. The term “Affiliate” shall mean, with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person, (iii) each of such Person’s officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “Control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Applicable Stated Interest Rate. The term “Applicable Stated Interest Rate” shall mean twelve percent (12%) per annum for the Existing Receivables Loan and the rate specified in the applicable RTO Note for an RTO Loan.

          Applicable Usury Law. The term “Applicable Usury Law” shall mean all federal and state usury Laws applicable to the Loans, the Indebtedness, this Agreement and the other Loan Documents.

          Auto Title. The term “Auto Title” shall mean the certificate of title issued by the department of transportation or other corresponding instrumentality or agency of any state that relates to an automobile or other vehicle which is collateral for an Existing Receivable or constitutes Automobile Inventory, as applicable.

          Automobile Inventory. The term “Automobile Inventory” shall mean all automobiles, light trucks and other vehicles owned by the Borrowers and either held by Borrowers as inventory or leased by the Borrowers under an RTO Transaction.

          Black Book Value. The term “Black Book Value” shall mean the value of a motor vehicle based on the Black Book appraisal guides published by National Auto Research.

          Business Day. The term “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Indianapolis, Indiana.

          Code. The term “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          Commonly Controlled Entity. The term “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with any Related Party or Validity Guarantor within the meaning of Section 414(b) or (c) of the Code.

          Consumer Lease Documents. The term “Consumer Lease Documents” shall mean all consumer leases, security agreements or other similar documents, agreements, instruments and writings evidencing or securing an RTO Receivable which have been executed by an Account Debtor or any guarantor of the related RTO Receivable and are payable to, or in favor of, a Borrower.

          Consumer Loan Documents. The term “Consumer Loan Documents” shall mean all promissory notes, chattel paper, retail installment contracts, security agreements or other similar documents, agreements, instruments and writings evidencing or securing an Existing Receivable which have been executed by an Account Debtor or any guarantor of the related Existing Receivable and are payable to, or in favor of, a Borrower.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 3

          Conversion Documents. The term “Conversion Documents” shall mean the bill of sale, title application and power of attorney executed by the debtor of an Existing Receivable transferring the motor vehicle subject to an Existing Receivable to a Borrower and the lease for that motor vehicle executed by the debtor, forms of which have been provided to Lender.

          Custodian Agreement. The term “Custodian Agreement” means the SGS Automotive Services, Inc. Custodian Agreement.

          Custodian. The term “Custodian” shall mean SGS Automotive Services, Inc. and its successors and permitted assigns, in connection with the Existing Carbiz Custodian Agreement.

          Default Rate. The term “Default Rate” for the Existing Receivables Loan shall mean eighteen percent (18%) per annum and for the RTO Loan shall have the meaning for such term set forth in the RTO Note.

          Default. The term “Default” shall mean an event which with the passage of time or notice or both would constitute an Event of Default.

          Distribution. The term “Distribution” shall mean, during any period of determination, (i) any dividends or other distribution of earnings to any Related Party’s shareholders, members or equity holders, (ii) the net increase in the outstanding balance of all obligations or indebtedness due from any Related Party’s shareholders, members or equity holders to such Related Party and (iii) the net decrease in the outstanding balance of all obligations or indebtedness due from any Related Party to such Related Party’s shareholders, members or equity holders.

          Dollars. The term “Dollars” and the symbol “$” shall mean the lawful currency of the United States of America.

          ERISA. The term “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

          Existing Receivables Loan. The term “Existing Receivables Loan” shall have the meaning given that term in the Third Loan Agreement.

           Existing Receivables Note. The term “Existing Receivables Note” shall have the meaning given that term in the Third Loan Agreement.

          GAAP. The term “GAAP” shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

          Guarantor. The term “Guarantor” shall mean Carbiz Parent, Carbiz USA and each other Person or Persons (other than a Validity Guarantor) who now or hereafter execute a Guaranty Agreement in favor of Lender with respect to all or any part of the Indebtedness.

          Guaranty Agreement. The term “Guaranty Agreement” shall mean (i) the Guaranty and Security Agreement of even date herewith by Carbiz Parent in favor of Lender, (ii) the Guaranty and Security Agreement of even date herewith by Carbiz USA in favor of Lender, (iii) each Validity Guaranty, and (iv) each other guaranty of all or part of the Indebtedness from time to time executed by a Guarantor in favor of Lender, in each case, in form and substance satisfactory to Lender.

          Indebtedness. The term “Indebtedness” shall mean all amounts advanced hereunder by Lender to Borrowers (including, without limitation, the Loans) together with all other amounts

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 4

owing or becoming owing to Lender by any Borrower, any Guarantor, any Validity Guarantor or any other Related Party under or pursuant to the Loan Documents, whether direct or indirect, absolute or contingent, now or hereafter existing.

          Items. The term “Items” shall mean all cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Existing Receivables and/or Automobile Inventory.

          Landlord Waivers. The term “Landlord Waivers” shall mean all waivers, consents, agreements for quiet attornment, collateral access agreements and other agreements with lessors of Borrowers, as may be required by Lender and each in form and substance satisfactory to Lender.

          Law. The term “Law” shall mean any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country (including, without limitation, Canada) or any department, state, province or other political subdivision thereof.

          Liabilities. The term “Liabilities” shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

          Lien. The term “Lien” shall mean, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic’s or materialman’s lien or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. “Lien” also includes any financing statement, any registration of a pledge (such as with an issuer of uncertificated securities) or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made or such arrangement or action is undertaken before or after such Lien exists.

          Loan Documents. The term “Loan Documents” shall mean this Agreement, the Notes, each Guaranty Agreement, the Subordination Agreement(s), the Custodian Agreements, and all other documents, instruments, writings and other agreements executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements thereof and all exhibits, schedules and annexes thereto.

          Loans. The term “Loans” shall mean, collectively, the Existing Receivables Loan and the RTO Loan.

          Lot Code. The term “Lot Code” shall mean the identification codes applied to Borrowers’ Existing Receivables and Automobile Inventory pursuant to the software system used by Borrowers for the purpose of monitoring Existing Receivables and Automobile Inventory.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 5

          Management Subordinated Debt Documents. The term “Management Subordinated Debt Documents” shall mean a collective reference to the Secured Convertible Debentures dated on or about October 1, 2007 issued by Carbiz Parent to the Management Subordinated Lenders and each other document and agreement executed and delivered in connection therewith.

          Management Subordinated Debt. The term “Management Subordinated Debt” shall mean the Liabilities of Carbiz Parent to the Management Subordinated Lenders pursuant to the Management Subordinated Debt Documents, the principal amount of which shall not exceed $800,000 at any time (plus interest capitalized or paid in kind pursuant to the terms thereof).

          Management Subordinated Lenders. The term “Management Subordinated Lenders” shall mean, collectively, the members of management of Carbiz Parent and its Subsidiaries and the other Persons issued Secured Convertible Debentures on the date hereof constituting Management Subordinated Debt Documents, together with their permitted successors and assigns pursuant to the terms of the Management Subordination Agreement.

          Management Subordination Agreement. The term “Management Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement dated on or about March 23, 2007 by and among SWC Services, LLC, AGM, LLC, the Borrowers, the Guarantors and the Management Subordinated Lenders which has been assigned to Lender, as the same has been amended by that certain Amendment and Reaffirmation of Subordination and Intercreditor Agreement, dated as of December 24, 2007, and that certain Second Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of January 16, 2009, and that certain Third Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of February 23, 2009 as the same may be amended, supplemented or otherwise modified in accordance with the terms thereof.

          Maturity Date. The term “Maturity Date” shall mean the date on which the Existing Receivables Loan and the RTO Loan become due and payable, pursuant to the terms of the Existing Receivables Note (in respect of the Existing Receivables Loan) and the RTO Note (in respect of the RTO Loan).

          Maximum Rate. The term “Maximum Rate” shall mean the highest lawful and nonusurious rate of interest that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes and the Indebtedness under Applicable Usury Law.

          Mortgages. The term “Mortgages” shall mean those certain mortgages or deeds of trust executed by each Related Party that owns any real estate being mortgaged to Lender, for the benefit of Lender, in form and substance reasonably satisfactory to Lender.

          Notes. The term “Notes” shall mean, individually and collectively, the Existing Receivables Note and the RTO Note.

          Patriot Act. The term “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

          Person. The term “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint venture, joint stock company, association, trust, unincorporated organization or any other entity or organization, including without limitation a government or agency or political subdivision thereof.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 6

          Plan. The term “Plan” shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or a Commonly Controlled Entity is an “Employer” as defined in Section 3(5) of ERISA.

          Pledge Agreement. The term “Pledge Agreement” shall mean, collectively, those certain pledge agreements dated as of March 23, 2007 by each of Carbiz Parent, Carbiz USA, and Carbiz Auto in favor of Lender’s assignor and which has been assigned to Lender, together with each other pledge agreement from time to time executed by a Related Party in favor of Lender, securing all or any part of the Indebtedness.

          Purchaser. The term “Purchaser” shall mean any lessee of a vehicle who purchases the vehicle from a Borrower pursuant to the terms of an RTO Transaction and any other Person that purchases Automobile Inventory which is security for an RTO Loan from a Borrower.

          Related Party. The term “Related Party” shall mean, collectively, each Borrower, each Guarantor, each Subsidiary of a Borrower and/or Carbiz Parent and each Subsidiary and/or Affiliate of a Borrower and/or a Guarantor that is a party to this Agreement or any other Loan Document (other than a Validity Guarantor or JV Partner).

          RTO Receivables. The term “RTO Receivables” shall mean those Accounts of the Borrowers which are based on an RTO Transaction with the lessee of vehicle and any other right of a Borrower to receive payment, including, without limitation, all leases, extensions of credit or a Borrower’s right to payment for goods leased or sold or services rendered by such Borrower related to those Accounts.

          RTO Transaction. The term “RTO Transaction” means a lease-to-own, rent-to-own or lease-here-pay-here transaction involving a lease of a motor vehicle by a Borrower.

          Schedule A. The term “Schedule A” shall mean Schedule A of this Agreement of even date herewith executed by the Borrowers, as amended, supplemented or restated from time to time, upon written agreement of Lender and the Borrowers.

          Security Agreements. The term “Security Agreements” shall mean each security agreement from time to time executed by a Related Party in favor of Lender.

          SID/GPS Device. The term “SID/GPS Device” shall mean a starter interrupt / GPS tracking device of a type satisfactory to Lender.

          Subordinated Debt. The term “Subordinated Debt” shall mean the aggregate amount of any Liabilities of any Related Party to any Person that are issued in an amount and on terms and conditions acceptable to Lender and subordinated in all respects, including, but not limited to, the right of payment, to the prior payment in full of the Indebtedness pursuant to a Subordination Agreement, in each case, in form and substance satisfactory to Lender. Trafalgar Subordinated Debt and Management Subordinated Debt shall be deemed to be Subordinated Debt.

          Subordination Agreement. The term “Subordination Agreement” shall mean, collectively, the Trafalgar Subordination Agreement, the Management Subordination Agreement and each other subordination and intercreditor agreement executed by a holder of Subordinated Debt in favor of Lender, which Subordination Agreement is in form and substance satisfactory to Lender in its sole discretion.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 7

          Subsidiary. The term “Subsidiary” shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower. For purposes of the Loan Documents, Carbiz LLC shall at all times be deemed a Subsidiary of Carbiz USA.

          Trafalgar Subordinated Debt Documents. The term “Trafalgar Subordinated Debt Documents” shall mean a collective reference to (i) that certain Securities Purchase Agreement dated as of February 28, 2007 between Carbiz Parent and the Trafalgar Subordinated Lenders, each Secured Convertible Debenture issued by Carbiz Parent thereunder and each other document and agreement executed and delivered in connection therewith, (ii) that certain Securities Purchase Agreement dated as of August 31, 2007 between Carbiz Parent and the Trafalgar Subordinated Lenders, each Secured Convertible Debenture issued by Carbiz Parent thereunder and each other document and agreement executed and delivered in connection therewith, (iii) that certain Securities Purchase Agreement dated as of September 26, 2007 between Carbiz Parent and the Trafalgar Subordinated Lenders, each Secured Convertible Debenture issued by Carbiz Parent thereunder and each other document and agreement executed and delivered in connection therewith, and (iv) that certain letter agreement dated as of September 15, 2008 between Carbiz Parent and the Trafalgar Subordinated Lenders and each other document and agreement executed and delivered in connection therewith.

          Trafalgar Subordinated Debt. The term “Trafalgar Subordinated Debt” shall mean a collective reference to the Liabilities of Carbiz Parent to the Trafalgar Subordinated Lenders pursuant to the Trafalgar Subordinated Debt Documents, the principal amount of which shall not exceed (i) Two Million Five Hundred Thousand Dollars ($2,500,000) with respect to the Trafalgar Subordinated Debt Documents described in clause (i) of the definition thereof, (ii) One Million Dollars ($1,000,000) with respect to the Trafalgar Subordinated Debt Documents described in clause (ii) of the definition thereof and (iii) One Million Five Hundred Thousand Dollars ($1,500,000) with respect to the Trafalgar Subordinated Debt Documents described in clause (iii) of the definition thereof, in each case plus interest capitalized or paid in kind pursuant to the terms thereof.

          Trafalgar Subordinated Lenders. The term “Trafalgar Subordinated Lenders” shall mean, collectively, Trafalgar Capital Specialized Investment Fund, Luxembourg, a Luxembourg SICAV fund, together with its permitted successors and assigns pursuant to the terms of the Trafalgar Subordination Agreement.

          Trafalgar Subordination Agreement. The term “Trafalgar Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement dated as of

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 8

March 23, 2007 by and among Lender, the Borrowers, the Guarantors and the Trafalgar Subordinated Lenders, as the same has been amended pursuant to that certain Consent and Amendment to Subordination Agreement dated August 31, 2007 and that certain Consent and Second Amendment to Subordination Agreement dated September 26, 2007, and that certain Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of October 1, 2007, and that certain Fourth Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of December 24, 2007, and that certain Fifth Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of January 16, 2009, and that certain Sixth Amendment to and Reaffirmation of Subordination and Intercreditor Agreement dated as of February 23, 2009 and as the same may hereafter be amended, supplemented or otherwise modified in accordance with the terms thereof.

          UCC. The term “UCC” shall mean the Uniform Commercial Code as in effect in the State of Indiana.

          Validity Guarantor. The term “Validity Guarantor” shall mean each of Carl W. Ritter, Ross Richard Lye and Stanton C. Heintz.

          Validity Guaranty. The term “Validity Guaranty” shall mean each Indemnity Agreement (Fraud Guaranty), dated as of the date hereof, by the Validity Guarantors in favor of Lender.

          Section 1.2 Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to Schedule A for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference. All terms defined in the UCC and not otherwise defined herein (including, without limitation, certificated security, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, supporting obligations, uncertificated security and proceeds) shall have the meanings assigned to them in the UCC.

          Section 1.3 Amendment of Defined Documents. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or documents provided that nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

          Section 1.4 References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference in such Loan Document. References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto and (b) shall include all documents, instruments or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrase “this section” and similar phrases refer only to the

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 9

sections hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” References to “days” shall mean calendar days unless the term Business Day is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

Article 2. LOAN, INTEREST RATE AND OTHER CHARGES

          Section 2.1 Existing Receivables Loan and Note.

          (a) Subject to the terms, covenants and conditions hereinafter set forth the Borrowers shall repay the principal amount of the Existing Receivables Loan, evidenced by the Existing Receivables Note, including accrued but unpaid interest thereon.

          (b) The amount of principal owing on the Existing Receivables Note at any given time shall be the aggregate amount of the Existing Receivables loan minus (i) all payments of principal thereto received by Lender on the Existing Receivables Note; and (ii) the Black Book Value of any motor vehicle which secures an Existing Receivable which is converted to an RTO Receivable. Interest on the Existing Receivables Note shall accrue and be due and payable as provided herein and therein. The Existing Receivables Note shall be due and payable in full on the Maturity Date applicable to the Existing Receivables Note as provided herein and therein, together with all accrued and unpaid interest thereon, and Borrowers jointly and severally unconditionally promise to pay the Existing Receivables Note and the outstanding Existing Receivables Loan and all other outstanding Indebtedness, to the extent not earlier paid in full pursuant to the terms of the Loan Documents, in full on the Maturity Date applicable to the Existing Receivables Loan.

          Section 2.2 RTO Receivables and Note.

          (a) Subject to the terms, covenants and conditions hereinafter set forth and including, without limitation, the terms set forth in the RTO Note, upon a request by the Borrowers, until the applicable Maturity Date, Lender in its sole discretion may from time to time make loans or payments to a Borrower (collectively, the “RTO Loan” and each advance thereof an “RTO Advance”), in an aggregate amount (including accrued but unpaid interest thereon) not to exceed at any time the Credit Limit (as that term is defined in the applicable RTO Note) as in effect from time to time for that Borrower. In no event shall Lender be required to fund RTO Advances. The decision to make an RTO Advance is the exclusive right of Lender, and each Borrower understands that Lender may refuse to make an RTO Advance at any time, with or without cause and without prior notice to Borrower.

          (b) The obligation of the Borrower to repay to Lender the aggregate amount of each RTO Advance made by Lender, together with interest accruing in connection therewith, shall be evidenced by a promissory demand note in substantially the form of Exhibit A-2 attached hereto and made a part hereof, as such note may be amended, modified, supplemented or restated from time to time, and any substitutions for or renewals of such note (collectively, the “RTO Note”), issued in the principal amount of such RTO Advance and dated the date on which the proceeds of such RTO Advance are

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advanced hereunder to or for the account of the Borrowers. The amount of principal owing on any RTO Note at any given time shall be the aggregate amount of the RTO Advances evidenced thereby minus all payments of principal theretofore received by Lender on such RTO Note. Interest on each RTO Note shall accrue and be due and payable as provided herein and therein. Each RTO Note shall be due and payable as provided herein and therein and the principal amount of the RTO Advance evidenced thereby, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Maturity Date applicable to the RTO Loan and Borrowers jointly and severally unconditionally promise to pay each RTO Note and the outstanding RTO Loan and all other outstanding Indebtedness, to the extent not earlier paid in full pursuant to the terms of the Loan Documents, in full on the Maturity Date applicable to the RTO Loan.

          Section 2.3 Interest Rate.

          (a) Unless the Default Rate shall apply, the outstanding principal balance of each Loan shall bear interest at the Applicable Stated Interest Rate on each day outstanding. If Lender is ever prevented from charging or collecting interest at the Applicable Stated Interest Rate on all or a portion of the Indebtedness because interest at such rate would exceed the Maximum Rate, then the interest rate applicable to such Indebtedness to Lender shall be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectable had the Applicable Stated Interest Rate always been lawfully chargeable and collectible. Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable, in arrears, on the fifth (5th) day of the immediately succeeding calendar month.

          (b) The monthly interest due on the principal balance of the Loans outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Applicable Stated Interest Rate (but shall not exceed the Maximum Rate).

          Section 2.4 Payments. All payments on the Indebtedness shall be made by wire transfer or other method of electronic transfer acceptable to Lender and shall be made to such account or accounts as may be designated to Borrower Representative by Lender in writing from time to time, and at least two (2) days prior to such payment being due and payable hereunder (such account, the “Payment Account”), and all such payments shall be without set-off, deduction or counterclaim for the account of Lender. All payments received pursuant to this Agreement by wire transfer or other electronic transfer method, where immediate credit occurs, shall be applied to the Indebtedness on the Business Day of actual receipt of such payment in the Payment Account by Lender’s depository bank; provided, however, for purposes of calculating the interest due on the outstanding principal balance of the Loans, such payment is subject to a four (4) Business Day clearance period.

          Section 2.5 Payment Due on a Non-Business Day. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

          Section 2.6 Mandatory Payments. In the event a Borrower sells, transfers, assigns or otherwise disposes of all or any portion of its Existing Receivables or other Accounts or

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Automobile Inventory, other than in the ordinary course of business (subject, at all times, to the restrictions set forth in Section 6.2(c) of this Agreement), the Borrower shall apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Indebtedness; provided, however, with the prior written consent of Lender and as long as (i) a Default or an Event of Default has not occurred and (ii) Lender does not deem itself insecure, a Borrower may use the proceeds from the sale of Existing Receivables to fund the Borrower’s ongoing business operations.

          Section 2.7 Termination; Voluntary Prepayments.

          (a) Borrowers may, at any time, terminate financing under this Agreement and prepay the Indebtedness in full (a “Voluntary Termination”) by providing Lender with written notice (the “Termination Notice”) at least sixty (60) calendar days prior to the specific date upon which Borrowers intend to cease financing hereunder and prepay the Indebtedness in full (the “Termination Date”), and Lender shall cease making RTO Advances under this Agreement and all Indebtedness shall be immediately due and payable upon the earlier of the applicable Maturity Date or the Termination Date, as applicable. Notwithstanding any other provision of any Loan Document, no termination of financing under this Agreement shall affect Lender’s rights or any of the Indebtedness existing as of the Termination Date, and the provisions of the Loan Documents shall continue to be fully operative until all Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full. The Liens granted to Lender for the benefit of Lender under the Loan Documents and the financing statements filed pursuant thereto and the rights and powers of Lender thereunder shall continue in full force and effect until (a) all of the Indebtedness (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) has been fully performed and indefeasibly paid in full in cash, and (b) this Agreement and the financing commitments under this Agreement have been terminated, as provided herein. Lender hereby agrees to give Borrower written confirmation of the amount of the Indebtedness (presuming no further RTO Advances prior to the Termination Date) in a timely fashion following receipt of a Termination Notice.

          (b) Borrowers may from time to time, with at least two (2) Business Days prior written notice to Lender by the Borrower Representative, prepay a portion of the outstanding principal amount of the Existing Receivables Loan.

          (c) If prior to the second anniversary of the Effective Date, Borrowers (i) cause a Voluntary Termination or (ii) permit the principal amount of the RTO Loan to be below Four Million Dollars ($4,000,000), then Borrowers shall pay Lender a termination fee of Two Hundred Forty Thousand Dollars ($240,000).

          Section 2.8 Maximum Interest; Controlling Agreement.

          (a) The contracted for rate of interest of each Loan, without limitation, shall consist of the following: (i) the Applicable Stated Interest Rate, calculated and applied to the principal balance of the applicable Note in accordance with the provisions of the applicable Note and this Agreement; (ii) additional interest charged when the Default

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Rate is charged pursuant to the terms hereof, calculated and applied to the amounts due under the applicable Note in accordance with the provisions of the applicable Note and this Agreement; and (iii) all Additional Sums, if any. Borrowers agree to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

          (b) All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrowers (collectively, the “Additional Sums”), whether pursuant to the Notes, this Agreement or any other documents or instruments in any way pertaining to this lending transaction or otherwise with respect to this lending transaction, that under any applicable Law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable Law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrowers as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

          (c) It is the intent of the parties to comply with Applicable Usury Law. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such other documents require the payment or permit the collection of interest in excess of the Maximum Rate permitted by Applicable Usury Law. In the event (i) any such excess of interest otherwise would be contracted for, charged or received from Borrowers or otherwise in connection with the Loans or other Indebtedness, or (ii) the Maturity Date is accelerated in whole or in part, or (iii) all or part of the principal or interest of the Loans shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loans, would exceed the Maximum Rate permitted by Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither any Borrower, any Guarantor nor any other Person now or hereafter liable for the payment of any Indebtedness will be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Indebtedness or refunded to Borrowers, at Lender’s option, and (4) the effective rate of interest will be automatically reduced to the Maximum Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by Applicable Usury Law, (i) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loans, all interest at any time contracted for, charged or received from Borrowers or otherwise in connection with the Loans; and (ii) in the event that the effective rate of interest on the Loans should at any time exceed the Maximum Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by Applicable Usury Law shall be paid to Lender, for the benefit of Lender, from time to time, if and when the effective interest rate on the Loans otherwise falls below the Maximum Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Rate, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by Applicable Usury Law

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has been paid in full. Borrowers further agree that should the Maximum Rate be increased at any time hereafter because of a change in the Law, then to the extent not prohibited by Applicable Usury Law, such increases shall apply to all Indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by Applicable Usury Law, should the Maximum Rate be decreased because of a change in the Law, such decreases shall not apply to the Indebtedness evidenced hereby regardless of when incurred.

          Section 2.9 Interest After Default. Upon the occurrence and during the continuation of an Event of Default, and without notice or demand to Borrowers, Borrowers shall pay interest on the daily outstanding balance of the Loans at the Default Rate, provided, however, the Default Rate shall never exceed the Maximum Rate.

          Section 2.10 Application of Proceeds from Purchaser. The proceeds received by a Borrower from the sale of a motor vehicle to a Purchaser from the Automobile Inventory shall be applied as provided in the RTO Note.

          Section 2.11 Deferral Fee. The Borrowers shall pay to the Lender the deferral fee (the “Deferral Fee”) as set forth in Section 2.11 of Schedule A attached hereto if, on the Effective Date, Borrowers do not deliver executed Conversion Documents for motor vehicles with an aggregate RTO Floor Plan Value (as defined below) of at least the outstanding balance of the Existing Receivables Loan accompanied by a certificate from an officer of the applicable Borrower that, to the knowledge of the Borrower, no person other than the Borrower has a lien on any of the motor vehicles for which that Borrower delivered Conversion Documents (such certificate is hereinafter referred to as the “Officer’s Certificate”). For purposes of this paragraph, “RTO Floor Plan Value” means the Black Book Value for a motor vehicle plus Six Hundred Dollars ($600). The aggregate RTO Floor Plan Value of all of the motor vehicles for which Conversion Documents and the related Officer’s Certificate are delivered to Lender is hereinafter referred to as the “Total RTO Floor Plan Value.”

          In the event that it is subsequently determined by Lender that any motor vehicle to which any set of Conversion Documents relates has a Lien upon the title to such motor vehicle, other than the Lien in favor of a Borrower, then the Conversion Documents relating to such motor vehicle shall be deemed to be void and the RTO Floor Plan Value of such motor vehicle shall be deducted from the Total RTO Floor Plan Value. In the event that a sufficient number of motor vehicles are subsequently determined to have such additional Liens upon their titles such that the Total RTO Floor Plan Value is reduced to an amount less than the outstanding amount of the Existing Receivables Loan by operation of the immediately preceding sentence (the difference between the outstanding amount of the Existing Receivables Loan and the Total RTO Floor Plan Value is hereinafter referred to as the “Deficiency”), then Borrowers shall pay to Lender the Deferral Fee as set forth in Section 2.11 of Schedule A attached hereto if within five (5) Business Days after notice to the Borrower Representative by Lender of such title defects the Borrowers (i) do not cure the title defects brought to the attention of the Borrower Representative by the Lender with respect to motor vehicles with an aggregate RTO Floor Plan Value at least equal to the Deficiency and/or (ii) do not deliver Conversion Documents relating to additional motor vehicles with an aggregate RTO Floor Plan Value at least equal to the Deficiency, accompanied by an Officer’s Certificate, or some combination thereof such that the Deficiency is reduced to zero (0). The Deferral Fee shall continue to be payable until Borrowers have complied with the conditions in clause (i) and/or (ii) above sufficient to remove any Deficiency.

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          Section 2.12 Taxes. All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Lender’s net income by the jurisdiction under which Lender is organized or conducts business (other than solely as the result of entering into any of the Loan Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Lender an official receipt or other documentation reasonably satisfactory to Lender evidencing such payment to such authority; and (iii) pay to Lender for the account of Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Lender would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Lender first made demand therefor. If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender, the required receipts or other required documentary evidence, Borrowers shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

Article 3. SECURITY

          Section 3.1 Security Interest. To secure the prompt payment to Lender of the Indebtedness, any and all other obligations owed by Borrowers to Lender, whether now existing or hereinafter arising, wherever located, each Borrower hereby irrevocably grants to Lender, a first and continuing security interest in all of the following property, whether now owned or existing or hereafter acquired, of such Borrower: all assets of such Borrower, including all Accounts, Automobile Inventory, chattel paper, commercial tort claims set forth on Section 3.1 to Schedule A hereto, deposit accounts and other bank accounts wherever maintained and established (and all funds at any time paid, deposited, credited or held in such accounts), documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, software (for purposes of this definition of Collateral only, “software” shall have the meaning provided in Article 9 of the UCC), supporting obligations, contract rights and all books and records related to the foregoing and all proceeds (including, without limitation, “proceeds” as defined in Article 9 of the UCC) of any of the foregoing, including without limitation interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the foregoing, and all additions and accessions to any of the foregoing (the foregoing, together with any other asset in which a Borrower or other Person shall grant a security interest to Lender and, for the benefit of Lender,

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to secure the Indebtedness, collectively, the “Collateral”). For the avoidance of doubt, Lender’s security interest in Accounts will not terminate or be released by the payment in full of the Existing Receivables. Without limiting the foregoing, the Collateral shall include, without limitation, the following:

          (a) All right, title and interest of the Borrowers in and to the Existing Receivables and the underlying Consumer Loan Documents related thereto;

          (b) All right, title and interest of the Borrowers in and to all other property whether now or hereafter owned, acquired or held by the Borrowers which secure (or constitute collateral for) any of the Existing Receivables and Consumer Loan Documents or other instruments or agreements which evidence any of the Existing Receivables, including without limitation, all right, title and interest in and to all financing statements perfecting such security interests in any of the foregoing;

          (c) All right, title and interest of the Borrowers in and to all guaranties and other instruments by which any Person guarantees the payment or performance of the Existing Receivables;

          (d) All right, title and interest of the Borrowers in and to all insurance policies pertaining to or obtained by any Account Debtor or the Borrowers in connection with, or arising out of, any Consumer Loan Document;

          (e) All right, title and interest of the Borrowers in and to all commitments and other agreements to purchase any Existing Receivables;

          (f) All right, title and interest of the Borrowers in and to all collections on, and proceeds of or from, any and all of the foregoing;

          (g) All files, surveys, certificates, correspondence, appraisals, computer programs, software, tapes, discs, cards, accounting records, and other records, information, and data of the Borrowers relating to the Existing Receivables (including all information, data, programs, tapes, discs and cards necessary to administer and service such Existing Receivables);

          (h) All contract rights, accounts, rights to payment of money, and general intangibles, relating to such documents and contracts described in (a) through (g) above and as to all such Collateral described in (a) through this subparagraph (h) whether now existing or hereafter at any time acquired or arising;

          (i) Borrowers’ now existing or hereafter arising rights to service, administer and/or collect on the Existing Receivables and all rights to the payment of money on account of such servicing, administration and/or collection activities;

          (j) All monies, securities and property, now or hereafter held, received by, entrusted to, or in the possession or under the control of Lender or a bailee of Lender, for the benefit of Lender, and all investment property now or hereafter owned by Borrowers;

          (k) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies (including but not limited to claims paid and premium refunds);

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          (l) All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrowers evidencing or containing information regarding any of the foregoing; and

          (m) All fictional business names, trading names, registered and unregistered trademarks, service marks, domain names and the goodwill associated with any of the foregoing (collectively, “Marks”); all patents, patent applications, and inventions and discoveries that may be patentable (collectively, “Patents”); all copyrights in both published and unpublished original works of authorship, whether registered or unregistered, and the moral and economic rights of authors and inventors (collectively, “Copyrights”); all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”) in each case, as owned, used, or licensed by the Borrowers as licensee or licensor in the operation of the Borrowers’ business.

The Borrowers will supplement this Agreement from time to time at Lender’s request to grant Lender a security interest in all commercial tort claims that the Borrowers may at any time have against any Person. The parties hereto hereby acknowledge and agree that Lender is a beneficiary of the grants of liens and security interests hereunder and that such liens and security interests may be perfected by Lender, and in any event regardless of the manner of perfection and regardless whether such liens or security interests are granted to or perfected by Lender, such liens and security interests shall constitute first priority perfected liens and security interests securing all of the Indebtedness.

          Section 3.2 Collateral Assignment of Consumer Loan Documents, Consumer Lease Documents and Auto Title. Each Borrower hereby collaterally assigns to Lender, all of such Borrower’s right and title to and interest in, to and under (but not any obligations under) the Consumer Loan Documents, Consumer Lease Documents and each Auto Title related to each Existing Receivable, each RTO Receivable and all other agreements, documents and instruments related to any of the foregoing (collectively, the “Assigned Documents”). Each Borrower confirms and agrees that Lender (or any designee thereof), following an Event of Default, shall, at its option, have the sole right to enforce such Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of Lender or any of its respective affiliates to perform any of the obligations of Borrower under any such Assigned Document.

          Section 3.3 Financing Statements and Further Assurances.

          (a) Each Borrower hereby authorizes Lender to file UCC-1 Financing Statements with respect to the Collateral, and any amendments or continuations relating thereto, which UCC-1 Financing Statements may describe the Collateral as “all present and future assets of the Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC. Borrowers shall not allow any financing statement or notice of assignment of any Existing Receivables, other than those filed in favor of Lender, the Trafalgar Subordinated Lender(s) and the holders of Liens permitted pursuant to Section 6.2(a) hereof, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender (for the benefit of Lender).

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          (b) Borrowers hereby agree to deliver to Lender, at such places as Lender may reasonably designate, (i) schedules executed by Borrowers, listing the Existing Receivables and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Existing Receivable and the amount of the deferred installments thereof falling due each month and (ii) schedules executed by the Borrowers, listing the Automobile Inventory and specifying in adequate detail each Borrower’s cost basis and current NADA trade in value with respect thereto. These schedules shall be in form and tenor satisfactory to or supplied by Lender. All schedules delivered and Collateral pledged to Lender shall be assigned to Lender.

          (c) Each Borrower shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary, or that Lender may reasonably request in order to create, perfect and protect the Liens of Lender in the Collateral, or to enable Lender to exercise and enforce its rights and remedies hereunder or under any other Loan Document with respect to any Collateral, including, without limitation, (i) entering into deposit account control agreements, securities account control agreements, intellectual property security agreements, collateral assignments of lease, equity pledge agreements (including irrevocable proxies and assignments separate from certificate) and assignments separate from certificate, in each case in form and substance reasonably satisfactory to Lender, (ii) delivering to Lender, all original instruments, certificated securities and other assets, perfection of a Lien with respect to which may be perfected by possession under applicable law, together with any assignments separate from certificates and all ones ancillary thereto and (iii) providing Lender with “control” (as such term is defined in any applicable uniform commercial code) over any Collateral, a Lien with respect to which may be perfected by “control,” pursuant to documentation in form and substance reasonably satisfactory to Lender.

          Section 3.4 Delivery of Existing Receivables.

          (a) The Borrowers have caused the following to be delivered to the Custodian (i) the original Consumer Loan Documents evidencing each Existing Receivable, and (ii) the original Auto Title reflecting the Borrower and Lender’s assignor as lien holder on the vehicle securing such Existing Receivable. All Existing Receivables shall, regardless of their location, be deemed to be under Lender’s dominion and control (with files so labeled) and deemed to be in Lender’s possession.

          (b) Each Borrower hereby agrees to deliver to the Custodian (or cause to be delivered to the applicable Custodian), within five (5) Business Day’s of such Borrower’s acquisition of Automobile Inventory, (i) the original Auto Title evidencing each such item of Automobile Inventory reflecting Lender as lien holder of record, (ii) if an original Auto Title has not yet been issued by the applicable state, any applicable, “Title Guaranties,” “Title Applications” or “Title Receipts” (as such terms are defined in the Existing Carbiz Custodian Agreement) obtained in connection with the acquisition of such Automobile Inventory, in each case, in accordance with the applicable Custodian Agreement.

          Section 3.5 Failure to Deliver. Failure to deliver physical possession of any instruments, documents or writings in respect of any Existing Receivable to Lender (including

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the Custodian, as Custodian and bailee for the Lender) shall not invalidate Lender’s security interest therein. To the extent that possession may be required by applicable law for the perfection of Lender’s security interest, the original chattel paper and instruments representing the Existing Receivables so held by a Borrower shall be deemed to be held by Lender, although kept by such Borrower as the custodial agent of Lender.

          Section 3.6 Notice of Security Interest and Collateral Assignment. All contracts, documents or instruments representing or evidencing an Existing Receivable or an RTO Receivable shall contain (by way of stamp or other method reasonably satisfactory to Lender) the following language: “ALL CHATTEL PAPER AND ACCOUNTS, HERE ARISING OUT OF THE SALE BY THE ENTITY REFERRED TO IN THIS ITEM OF CHATTEL PAPER OR ACCOUNT AS “SELLER” AND/OR “LIEN HOLDER” (“DEBTOR”) OF INVENTORY AND PROCEEDS THEREOF, RESULTING FROM BUY HERE/PAY HERE TRANSACTIONS GENERATED BY DEBTOR OR OTHERWISE, HAVE BEEN PLEDGED AND ASSIGNED TO DEALER SERVICES CORPORATION (“DSC”) PURSUANT TO THAT CERTAIN DEMAND PROMISSORY NOTE AND SECURITY AGREEMENT ENTERED INTO BY AND BETWEEN DEBTOR AND DSC, SUCH PLEDGE AND ASSIGNMENT BEING CONTEMPLATED IN THE ORDINARY COURSE OF BUSINESS. THE PURPOSE OF THIS NOTICE IS TO ADVISE ANY BONA FIDE PURCHASER OF DSC’S PRIOR SECURITY INTEREST IN DEBTOR’S CHATTEL PAPER AND ACCOUNTS.” Section 3.7 Records and Inspections. Related Parties shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations set forth in Section 3.7 of Schedule A attached hereto. Lender, by or through any of their officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, at any reasonable time or times during regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement.

          Section 3.8 Collection. Borrowers agree at their own expense to promptly and diligently collect each installment of all Existing Receivables, to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrowers or their agents. Upon the occurrence of a Default or an Event of Default, Lender expressly retains the unqualified right at any time it so elects to take over the collection of the Existing Receivables directly (through an agent of such Person or otherwise).

          Section 3.9 Protection of Existing Receivable Records and Management of Existing Receivables Information. Borrowers hereby agree to take the following protective actions to prevent destruction of the Collateral and records pertaining to the Collateral: (i) if a Borrower maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Existing Receivables and all other matters relating to the Collateral shall be placed in an off site safety deposit box (and Lender shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, Borrowers agree to create a tape or diskette “back-up” of the computerized information and upon the request of Lender, provide Lender with a tape or diskette copy of such “back-up” information. Without limiting the foregoing, if the Borrowers have purchased a software license for an internet based payment system, or use a proprietary electronic payment

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 19

system, and Borrowers have implemented any such payment system, then (i) Borrowers shall grant to Lender full access rights to such software and payment system, including but not limited to passwords and login information with offsite internet access capability, if available, (ii) Borrowers shall authorize and instruct the provider of such software to provide Lender, at its request, with all back-up materials and information for such payment system and (iii) in the event that such provider of software becomes unable to provide such service to Borrowers, Borrowers will immediately obtain another such internet based payment service that provides equivalent software and access rights to Borrowers and Lender, including but not limited to full access rights to Lender and back-up materials and information as requested by Lender.

          Section 3.10 Use of Proceeds. Borrowers shall use the proceeds of the Loans in the ordinary course of business, solely in its operations for working capital, refinancing on the Effective Date of Liabilities and payments to Lender hereunder.

          Section 3.11 Return of Collateral. Upon the payment in full of any Existing Receivable to which the written documents evidencing such Existing Receivable are held by Lender or Custodian, Borrowers shall submit a request to Lender for the return of such documents pursuant to a Request For Return of Collateral Form, a copy of which is attached hereto as Exhibit B (and shall additionally submit all requests required of it under one Custodian Agreement to the Custodian) and Lender shall return (or cause Custodian to return) such documents within five (5) Business Days after receipt of such request.

          Section 3.12 Collateral Representations, Warranties, and Covenants. The Borrowers jointly and severally represent and warrant to, and covenant with, Lender as follows:

          (a) The Borrowers have good and marketable title to all of the Collateral and the Borrowers have rights in and the power to transfer the Collateral in which they purport to grant a security interest pursuant to Section 3.1 hereof (subject, with respect to after acquired Collateral, to Borrowers’ acquiring the same) and no Lien other than Liens permitted under Section 6.2(a) hereof exists or shall exist upon such Collateral at any time;

          (b) This Agreement is effective to create in favor and for the benefit of Lender, a valid security interest in and Lien upon all of the Borrowers’ right, title and interest in and to the Collateral, and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Section 3.12(b) of Schedule A attached hereto and, with respect to patents, trademarks and copyrights (if any) of the Borrowers, the filing with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interest and Liens shall be duly perfected in all the Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to Lender or one of its agents (including, a Custodian with respect to Consumer Loan Documents or Consumer Lease Documents) duly endorsed by Debtor or accompanied by appropriate instruments of transfer duly executed by the applicable Borrower, the security interest and Liens in the Instruments shall be duly perfected;

          (c) All of the Equipment, Automobile Inventory, Inventory and Goods of Borrowers are located at the places as specified on Section 5.1(n) of Schedule A attached hereto;

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          (d) Carbiz USA does not own any Marks, Patents, Copyrights or Trade Secrets, except as set forth on Section 3.12(d) of Schedule A. Neither Carbiz Parent nor any Borrower owns any registered copyrights, patents or trademarks except for those copyrights, patents and trademarks described on Section 3.12(d) of Schedule A, none of which have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting, and each of such copyrights, patents and trademarks are valid and enforceable. The applicable Borrower identified on Section 3.12(d) of Schedule A is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such copyrights, patents and trademarks, free and clear of any liens, charges and encumbrances except those permitted under Section 6.2(a), including without limitation licenses, shop rights and covenants by Borrowers not to sue third persons, except as permitted under Section 6.2(a) hereof. No Borrower has any notice of any suits or actions commenced or threatened with reference to such registered copyrights, patents or trademarks, or any claim of intellectual property infringement with respect to any intellectual property used by the Borrowers in the operation of their respective businesses. If any Borrower shall (i) obtain rights to any new patentable inventions, any registered copyrights, trademarks or any patents, or (ii) become entitled to the benefit of any registered copyrights or trademarks or any patents or any improvement on any patent, the provisions of this Agreement above shall automatically apply thereto and such Borrower shall give to Lender prompt written notice thereof. Borrowers shall have the duty, subject to the exercise of their reasonable business judgment, (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in copyrights, trademarks or any patents, to the extent material to the operations of the business of any Borrower and (iv) to ensure that the copyrights, trademarks or any patents used by any Borrower are and remain enforceable, to the extent material to the operations of the business of any Borrower. Subject to the exercise of the Borrowers’ reasonable business judgment, no Borrower shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, application or any other copyright, patent or trademark without the written consent of Lender, which consent shall not be unreasonably withheld.

          (e) Borrowers shall deliver to Lender an updated Section 3.12(b), Section 3.12(d), Section 3.12(f) and Section 5.1(n) of Schedule A within five (5) days of any change thereto; provided, that delivery or receipt of such subsequent disclosure shall not relieve or otherwise constitute a waiver by Lender or a cure of any Default or Event of Default resulting in connection with the matters disclosed or a breach of the underlying covenant, representation or warranty (regardless of such disclosure);

          (f) All depositary and other accounts maintained by Borrowers and each Guarantor are described on Section 3.12(f) of Schedule A hereto, which description includes for each such account the name of the Related Party maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. No Borrower or Guarantor shall open any new accounts unless such Related Party shall have given Lender at least ten (10) Business Days’ prior written notice of its intention to open any such new accounts.

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          (g) Borrowers shall take any and all actions necessary or reasonably requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any investment property owned by Borrowers in a manner acceptable to Lender, and (ii) obtain from any issuers of investment property and such other Persons, for the benefit of Lender, written confirmation of Lender’s control over such Investment Property. For purposes of this Section 3.12(g), Lender shall have exclusive control of investment property if (i) such investment property consists of certificated securities and the applicable Borrower delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (ii) such investment property consists of uncertificated securities and either (x) the applicable Borrower delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it shall comply with instructions originated by Lender without further consent by such Borrower, and (iii) such investment property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it shall comply with entitlement orders originated by Lender without further consent by any Borrower.

          Section 3.13 Lender’s Payment of Claims. Lender may, in Lender’s sole discretion, discharge or obtain the release of any Lien asserted by Lender against the Collateral (other than Liens permitted pursuant to Section 6.2 hereof). All sums paid by Lender in respect thereof shall be payable, on demand, by Borrowers to Lender and shall be a part of the Indebtedness.

Article 4. CONDITIONS OF CLOSING; SUBSEQUENT ADVANCES

          Section 4.1 Closing Deliveries. Immediately prior to the execution of this Agreement Borrowers have caused the following to occur:

          (a) Loan Documents. Lender shall have received the Loan Documents: executed by the applicable parties thereto.

          (b) Warrants. Carbiz Parent shall have issued to Lender a Warrant to purchase 9,718,289 Common Shares in the form of the Warrant Agreement attached as Exhibit D-1 in exchange for the Warrant previously issued to Lender and a Warrant to purchase 750,000 Common Shares in the form of the Warrant Agreement attached as Exhibit D-2.

          (c) Charter Documents. Lender shall have received copies of Borrowers’ and each Guarantor’s charter documents, certified by the appropriate official of such Person’s jurisdiction of organization and Borrowers’ and each Guarantor’s bylaws, partnership agreement or operating agreement, as applicable, each as amended, modified, or supplemented to the New Effective Date and each certified by the Secretary of the applicable Borrower or the applicable Guarantor, respectively.

          (d) Good Standing. Lender shall have received a good standing certificate with respect to Carbiz Parent, each Borrower and each Guarantor, dated within thirty (30) days of the New Effective Date, by the appropriate official of such Person’s jurisdiction of organization (unless such jurisdiction does not issue such certificates), which certificates shall indicate that each Borrower and the Guarantors are each in good standing in such jurisdictions.

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          (e) Foreign Qualification. Lender shall have received certificates with respect to each Original Borrower and each Guarantor relating to such Person’s qualification to do business in each state where such Person maintains assets or in which such Person’s failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, each dated within thirty (30) days of the New Effective Date, issued by the appropriate official of each state and indicating that such Person is qualified to do business in such state and in good standing.

          (f) Authorizing Resolutions and Incumbency. Lender shall have received a certificate from the Secretary of Carbiz Parent, each Borrower and each Guarantor attesting to (i) the adoption of resolutions of each respective Board of Directors, partners or members, as applicable, authorizing the borrowing of money from Lender or the guaranty of the Indebtedness, as the case may be, the pledge of and granting of Liens upon its assets, and execution and delivery of this Agreement and the other Loan Documents to which any such Person is a party, and authorizing specific officers of such Person to execute same, and (ii) the authenticity of original specimen signatures of such officers.

          (g) Searches; Certificates of Title. Lender shall have received evidence reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender, for the benefit of Lender, and shall have received other background reports and information with respect to Borrowers, Guarantors, members of Borrowers’ senior management, the owners of Borrowers, and any other Person who provides financial or collateral information to Lender, which are satisfactory to Lender, in Lender’s sole discretion.

          (h) Trafalgar Documents. Lender shall have received from the Trafalgar Subordinated Lenders the executed Sixth Amendment to and Reaffirmation of Subordination and Intercreditor Agreement.

          (i) Fees. Borrowers shall have paid all fees payable by them on the New Effective Date pursuant to this Agreement, including, without limitation, fees and expenses of Lender’s counsel.

          (j) Opinions of Counsel. Lender shall have received an opinion of Carbiz Parent’s, Borrowers’ and Guarantors’ counsel, covering such matters as Lender shall reasonably determine, which opinion shall be in form and substance reasonably satisfactory to Lender.

          (k) Solvency Certificate. A signed certificate of the Borrowers’ duly elected Chief Financial Officer concerning the solvency and financial condition of the Borrowers as of the New Effective Date, in form and substance reasonably acceptable to Lender.

          (l) Litigation. There is no material action, suit, proceeding or investigation pending or threatened against or affecting any Related Party before or by any court, administrative agency or other governmental authority, except as may be acceptable to Lender and Lender.

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          (m) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance reasonably satisfactory to Lender and its counsel.

          Section 4.2 Deliveries Prior to Funding. Prior to the first funding of an RTO Advance under this Agreement to a New Borrower for anything other than an RTO Transaction, the New Borrower shall have caused the following to occur:

          (a) Auto Dealer License. The New Borrower shall have delivered to Lender evidence satisfactory to Lender of the New Borrower’s compliance with the state auto dealer license requirements for each state in which that Borrower facilitates RTO Transactions.

          (b) Foreign Qualification. Lender shall have received certificates with respect to the New Borrower relating to such Person’s qualification to do business in each state where such Person maintains assets or in which such Person’s failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, each dated within thirty (30) days of the contemplated advance by the appropriate official of each state and indicating that such Person is qualified to do business in such state and in good standing.

          (c) Good Standing. Lender shall have received a good standing certificate with respect to the New Borrower. dated within thirty (30) days of the date of the contemplated advance, by the appropriate official of such Person’s jurisdiction of organization (unless such jurisdiction does not issue such certificates), which certificates shall indicate that the New Borrower is in good standing in such jurisdictions.

          Section 4.3 Advances. Lender shall have the right in Lender’s discretion (but shall not be required), subject to availability hereunder on behalf of and without notice to Borrowers, to make and use RTO Advances, to pay Lender for any amounts due to Lender pursuant to this Agreement or any other Loan Document, or to cure any default hereunder, notwithstanding the expiration of any applicable cure period.

Article 5. REPRESENTATIONS AND WARRANTIES OF BORROWER AND RELATED PARTIES

          Section 5.1 Representations and Warranties. To confirm Lender’s understanding concerning the Borrowers and Related Parties and their businesses, properties and obligations, and to induce Lender to enter into this Agreement and to extend credit hereunder, each Borrower and each Guarantor party hereto hereby continuously, including at any time a request for RTO Advance is provided to Lender, represents and warrants to Lender that, during the term of this Agreement and so long as any Indebtedness remains outstanding:

          (a) Each Related Party is a corporation or limited liability company, as applicable, duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary company power and authority to enter into this Agreement and

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 24

each of the other Loan Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

          (b) Each Related Party operates its business only under its legal name and the assumed names listed on Section 5.1(b) of Schedule A attached hereto and except as set forth on Section 5.1(b) of Schedule A, has not used any other assumed name or prior legal name for the operation of its business activities for the previous seven (7) years.

          (c) Each Related Party has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Loan Document to which it is a party and this Agreement and each other Loan Document to which such Related Party is a party are the legal, valid and binding obligations of such Related Party and are enforceable against such Related Party in accordance with their terms. By its execution hereof, Carbiz Parent specifically acknowledges and agrees that the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, was unanimously approved by all of the members of its board of directors on February 25, 2009.

          (d) Each Validity Guarantor is competent to enter into its respective Validity Guaranty and to perform all of such Validity Guarantor’s obligations thereunder.

          (e) The execution, delivery and performance by each Related Party of this Agreement and the other Loan Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Person; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Person is a party or by which it or any of its assets or properties may be bound or affected; and no Related Party is in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

          (f) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by any Related Party of this Agreement or any other Loan Document for the valid consummation of the transactions contemplated hereby or thereby.

          (g) After giving effect to the transactions contemplated under this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or, to the knowledge of any Related Party, threatened against or affecting any Related Party before or by any court, administrative agency, other governmental authority or arbitrator of any kind that brings into question the validity of the transactions contemplated hereby, or that could reasonably be expected to result in any material adverse change in the businesses, assets, properties or financial conditions of any Related Party.

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          (h) No Related Party is in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

          (i) Each Related Party has good and marketable title to its assets and properties as reflected in its financial statements furnished to Lender.

          (j) Each of the financial statements furnished to Lender by the Related Parties was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof; and each Related Party hereby certifies that there are no known contingent liabilities not provided for or disclosed in such statements.

          (k) Neither this Agreement or any statement or document referred to herein or delivered to Lender by any Related Party contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

          (l) Each Related Party has good, indefeasible and merchantable title to and ownership of its respective Collateral, free and clear of all Liens, except (i) those of Lender and (ii) Liens permitted pursuant to Section 6.2(a) hereof.

          (m) All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Existing Receivable shown on the books and records of each Borrower and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; no Borrower or other Related Party has knowledge of any fact which would impair the validity or collectability of any of the Existing Receivables; and the payments shown to have been made by each Account Debtor on the books and records of Borrowers shall reflect the amounts of and dates on which said payments were actually made.

          (n) Each place of business of each Related Party is only at the locations set forth in Section 5.1(n) of Schedule A attached hereto. No Related Party shall begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrowers’ principal place of business without first notifying Lender.

          (o) The present value of all benefits vested under all Plans of the Related Parties or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

          (p) No Related Party or any Commonly Controlled Entity is a party to any multi-employer plans; (q) No Related Party is engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulations U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for “purchasing” or “carrying” “margin stock” as so

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 26

defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. All of the outstanding securities of each Related Party have been offered, issued, sold and delivered in compliance with, or are exempt from, all United States and Canadian federal, state, provincial, and local laws and rules and all regulations of United States and Canadian federal, state and provincial regulatory bodies governing the offering, issuance, sale and delivery of securities.

          (r) No Related Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

          (s) Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information.

          (t) To the best of Related Parties’ knowledge, the land and improvements owned or leased by each Related Party for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCBs, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

          (u) After the New Effective Date and giving effect to the transactions contemplated under this Agreement, each Related Party is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of such Related Party’s assets, at fair saleable valuation, exceeds the sum of its liabilities. No Related Party shall be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in each Related Party is not now and shall not foreseeably become unreasonably small to permit such Related Party to carry on its business and transactions and all businesses and transactions in which it is about to engage. No Related Party intends to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

          (v) Lender has perfected first priority security interests, for the benefit of Lender, in all of Related Parties’ right, title and interest in the Collateral, prior and superior to any other Lien, except for Liens permitted under Section 6.2(a) hereof.

          (w) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of any Related Party or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. No Related Party is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of any Related Party.

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          (x) Section 5.1(x) of Schedule A attached hereto correctly and completely sets forth for each Related Party, as applicable, (i) its full legal name and state of organization, (ii) its Federal Tax Identification Number; (iii) its chief executive office, (iv) all prior names used in the last five (5) years (including, without limitation, such Related Party’s predecessors in interest as a result of a merger or consolidation) and (v) the charter or other similar organizational identification number for such Related Party in its state or province of organization.

          (y) No Related Party or Guarantor (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Article 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

          (z) Each Borrower and each Guarantor is in compliance with the Patriot Act. No part of the proceeds of any of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

          (aa) Each Borrower is in or will be in compliance with the state auto dealer license requirements for each state in which that Borrower facilitates RTO Transactions before requesting each RTO Advance.

Article 6. COVENANTS AND OTHER AGREEMENTS

          Section 6.1 Affirmative Covenants. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, each Borrower and each Guarantor party hereto agrees and covenants, jointly and severally, that they shall:

          (a) Pay or cause to be paid currently all of their expenses and Liabilities, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due, including the payment of all sales tax on consumer loans. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

          (b) Maintain, preserve, and protect the Collateral, including, but not limited to, keeping all Consumer Loan Documents, Consumer Lease Documents and other written records otherwise evidencing the Collateral in a fire proof cabinet (subject to the delivery requirements of the Custodians set forth herein and in the Custodian Agreements).

          (c) Each Borrower agrees to use commercially reasonable efforts to cause the debtors for the Existing Receivables to convert their Existing Receivable indebtedness to an RTO Receivable in an amount sufficient to reduce the principal amount of the Existing Receivables Note to Zero (0).

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          (d) Pay directly, or reimburse Lender for the payment of, all title management and lien expenses relating to the Collateral.

          (e) Furnish to Lender prompt written notice as to the occurrence of any Default or Event of Default hereunder.

          (f) Furnish to Lender prompt notice of: (i) any development related to the business, financial condition, properties or assets of any Related Party that would have or has a materially adverse affect on such business, financial condition, properties or assets, or ability to perform their obligations under this Agreement and the other Loan Documents and (ii) any material and adverse litigation or investigation to which any of them may be a party.

          (g) Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and each Related Party shall preserve its existence, licenses or qualifications as a domestic corporation, limited liability company or limited partnership, as applicable, in the jurisdiction of its organization and as a foreign organization in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign organization necessary, and to maintain all other material organizational rights and franchises, provided, however, nothing herein shall be construed to prevent any Related Party from closing any retail location in the good faith exercise of its business judgment.

          (h) Comply, and cause each affiliate to comply, with all statutes, governmental rules and regulations applicable to them and their business (including, without limitation, applicable usury and consumer Laws).

          (i) Permit and authorize Lender and allow Lender to conduct up to two audits annually of the Automobile Inventory at Borrowers’ locations and to pay Lender for each audit of each location an audit fee of Two Thousand Five Hundred Dollars ($2,500) per location together with the travel and accommodation expenses of the personnel performing the audit.

          (j) In addition to the audits contemplated by Section 6.1(i), permit and authorize Lender and allow Lender, (i) to, without notifying any Related Party, make such inquiries or investigation through business credit, other credit reporting services or other sources concerning any Related Party as Lender, in its sole discretion, shall deem appropriate (ii) to (upon prior written notice to the Borrower Representative to the extent no Event of Default shall have occurred and be continuing) inspect, audit and examine the Collateral at the premises of Related Parties, and provide Lender and any of its officers, employees and agents reasonable access to the properties, facilities, advisors and employees (including officers) of each Related Party and each of its Subsidiaries and to the Collateral, (iii) together with any of its officers, employees and agents, to inspect, audit and make extracts from the books and records of any Related Party and its Subsidiaries, and (iv) together with its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Existing Receivables, Automobile Inventory and other Collateral of any Related Party.

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 29

          (k) Cause all debt due from a Borrower to any of such Borrower’s direct or indirect shareholders or equity interest holders or any other Person to be subordinated to the Indebtedness pursuant to a subordination agreement in form and substance satisfactory to Lender.

          (l) Provide Lender sixty (60) days prior written notice of any Borrower initiating any activities in any state other than the then-Approved States set forth in Section 6.1(l) of Schedule A. Lender shall not provide financing for any Existing Receivable generated in a state other than the Approved States until Lender’s counsel has reviewed applicable lending and homestead laws in such new state and Lender has approved activities in such new state by adding such new state to the Approved State list.

          (m) Cause each Consumer Loan Document to have only one original counterpart.

          (n) Purchase or make consumer loans evidenced by Consumer Loan Documents which are solely on forms that are in compliance with applicable state and federal Laws.

          (o) Deliver to the applicable Custodian the original Consumer Loan Documents, Consumer Lease Documents and all other documentation required by Section 3.4 hereof to be governed by the terms of the Custodian Agreements.

          (p) Execute and deliver to Lender such assignment documents in addition to the stamp required in Section 3.6 hereof if reasonably requested by Lender from time to time in connection with Lender’s ability to transfer ownership of the Consumer Loan Documents to Lender or its assigns, and all collateral securing the Consumer Loan Documents after and during the occurrence of an Event of Default.

          (q) Provide Lender with evidence of Related Parties’ insurance (including, without limitation, property damage and liability insurance) issued by a reputable carrier, as reasonably required by Lender (which insurance shall be in such amounts and cover such risks as is customarily carried by businesses similarly situated). This insurance shall reflect Lender as the loss payee or additional insured, as required by Lender, and contain a provision that Lender shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance.

          (r) Maintain at all times as executive officers and principals of the Borrowers, each of the Validity Guarantors.

          (s) At its own cost and expense, cause (and cause each Subsidiary of such Person) to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Lender may from time to time reasonably request in order to carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Liens permitted under Section 6.2(a) hereof) in favor of Lender on the assets of such Person and its Subsidiaries (including assets acquired after the date hereof).

          (t) Concurrently with the acquisition by such Person or any of its Subsidiaries following the date hereof of any owned real estate, such Person will (or will cause its Subsidiaries to), within thirty (30) days following written request by Lender, deliver or

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 30

cause to be delivered to Lender, with respect to such real estate, (i) a mortgage or deed of trust, as applicable, in form and substance reasonably satisfactory to Lender, executed by the title holder thereof, (ii) an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to Lender in form and substance and in amounts reasonably satisfactory to Lender insuring Lender’s first priority Lien on such real estate, free and clear of all defects and encumbrances except Liens permitted under Section 6.2(a) hereof; (iii) a current ALTA survey, certified to Lender by a licensed surveyor, in form and substance reasonably satisfactory to Lender, and (iv) a certificate, in form and substance acceptable to Lender, to Lender from a national certification agency acceptable to Lender, certifying that such real estate is not located in a special flood hazard area; and in the case of any acquisition of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be reasonably requested by Lender, all of which shall be in form and substance reasonably satisfactory to Lender.

          (u) Borrowers shall cause each item of Automobile Inventory financed by the Lender hereunder, as well as each item of Automobile Inventory acquired and/or repossessed as the result of the exercise of remedies by Borrowers against Account Debtors to be equipped with a SID/GPS Device within ten (10) Business Days of Borrowers’ acquisition or repossession of such Automobile Inventory.

          Section 6.2 Negative Covenants. During the term of this Agreement and until the Indebtedness secured hereby has been paid in full and all of Lender’s obligations to make advances under this Agreement have terminated, each Borrower and each Guarantor party hereto jointly and severally covenants and agrees that they shall not, without Lender’s prior written consent, do any of the following:

          (a) Incur or permit to exist any Lien with respect to the Collateral now owned or hereafter acquired by any Borrower, except (i) Liens in favor of Lender, (ii) purchase money security interests granted by the Borrowers in connection with specific capital expenditures permitted pursuant to Section 6.2(f)(iv) hereof, provided, however, that the amount of the purchase money security interest shall not exceed one hundred percent (100%) of the purchase price of the asset being acquired including finance charges and no asset of the Related Parties other than the acquired asset is used to secure the purchase price thereof, (iii) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (v) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, (vii) easements, zoning restrictions, rights-of-way and similar encumbrances, including reversionary clauses, on real property

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 31

imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers, (viii) Liens consisting of deposits of cash collateral to secure Liabilities permitted by clause (vi) of Section 6.2(f) hereof, provided that the aggregate amount of cash collateral securing such Liabilities does not exceed one hundred percent (100%) of the undrawn face amount of all letters of credit constituting such Liabilities and outstanding at any time; (vii) Liens, so long as they are subordinated to Lender’s Lien on the Collateral, to secure up to Eight Hundred Thousand Dollars ($800,000) in principal amount (plus interest capitalized or paid in kind pursuant to the terms thereof) of Management Subordinated Debt; and (viii) Liens, so long as they are subordinated to Lender’s Lien on the Collateral, to secure the Trafalgar Subordinated Debt up to the amount for each type of Trafalgar Subordinated Debt stated in the definition of that term in Section 1.1.

          (b) Delegate, transfer or assign any of their obligations or liabilities under this Agreement or any other Loan Document, or any part thereof, to any other Person.

          (c) Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other Person; (iii) any sale, transfer, conveyance or lease of all or substantially all of any Related Party’s assets or properties; or (iv) any sale or assignment with or without recourse of any Existing Receivables or other Accounts except as permitted in Section 2.6.

          (d) Cause or take any of the following actions with respect to any Related Party: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any Related Party’s outstanding securities; or (ii) purchase or acquire, directly or indirectly, any Related Party’s shares of capital stock, evidences of indebtedness or other securities of any person or entity.

          (e) Amend, supplement or otherwise modify any agreement, document or instrument entered into in connection therewith or any Related Party’s charter documents or bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable, (i) which would be a material change to any such agreement, document or instrument or be in any way adverse to any Related Party, (ii) have a material adverse affect on the condition and operations, prospects or financial condition of any Related Party, (iii) in a manner adverse to Lender or (iii) without providing copies of any such amendment, supplement or modification to Lender substantially contemporaneously with the adoption thereof.

          (f) Incur, assume or suffer to exist any Liabilities (including any contingent liabilities) or otherwise become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) the Trafalgar Subordinated Debt, the Management Subordinated Debt and any other Subordinated Debt approved by Lender in writing in its sole discretion, (iv) purchase money indebtedness in an aggregate outstanding amount not to exceed One Million Dollars ($1,000,000) at any time relating to purchases by Borrowers of office equipment, shop equipment and similar items, (v) Liabilities in respect of letters of credit issued for the account of a Related

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 32

Party in the ordinary course of business, the aggregate undrawn face amount of which shall not exceed One Million Dollars ($1,000,000) for all such letters of credit or other Liabilities consented to in writing by Lender.

          (g) Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any Person, other than extensions of credit made by Borrowers in the ordinary course of Borrowers’ business.

          (h) Amend, modify, or otherwise change in any respect any material agreement, instrument, or arrangement (written or oral) by which such Related Party, or any of its assets, are bound.

          (i) Change its name, convert from one type of entity to another type, change its principal place of business, or make any material changes in the nature of its business as carried on as of the date hereof; provided, however, a Related Party may change its name as long as (i) such Related Party gives Lender thirty (30) days prior written notice thereof, and (ii) such Related Party executes and delivers, prior to any such name change, any and all documents and agreements requested by Lender to confirm the continuation and preservation of all Liens granted to, for the benefit of Lender, hereunder.

          (j) (i) Make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present business and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, (iv) create or acquire any Subsidiary or (v) make any acquisitions of material properties or assets of another Person unless expressly allowed hereunder or otherwise consented to in writing by Lender.

          (k) Except for transactions that are disclosed to Lender in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or Related Party, as the case may be, than those which might be obtained from a third party not an Affiliate of any Related Party, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Related Party.

          (l) Change its fiscal year, without the prior written consent of Lender.

          (m) Directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of any Subordinated Debt, except for regularly scheduled payments of interest (but no voluntary prepayments) in respect of such Subordinated Debt made in full compliance with the applicable Subordination Agreement; or (b) amend or otherwise modify the terms of any Subordinated Debt if the effect of such amendment or modification is to (i) increase the interest rate or fees on, or change the manner or timing of payment of, such Subordinated Debt; (ii) change the dates upon which payments of principal or interest are due on, or the principal amount of such Subordinated Debt; (iii) change any event of default or add or make more restrictive any covenant with respect to such Subordinated Debt; (iv) change the prepayment provisions of such Subordinated Debt or any of the defined terms related thereto; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 33

obligor or confer additional material rights on any holder of such Subordinated Debt in a manner adverse to Borrowers, any other Related Party or Lender.

          (n) Will not, and will not permit any Subsidiary of such Person to, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution; provided that the foregoing shall not restrict or prohibit any Borrower or Subsidiary of a Borrower from making dividends or distributions, directly or indirectly, to a Borrower and shall not restrict or prohibit Distributions, directly or indirectly, to Carbiz Parent at such times and in such amounts as are necessary to permit:

          (i) purchases of shares of (or options to purchase shares of) equity interests in Carbiz Parent or options therefor from employees of any Related Party upon their death, termination of their employment or retirement, so long as (x) before and after giving effect to any such dividend or distribution for such purpose, (A) no Event of Default shall have occurred and be continuing, and (B) Borrowers and Guarantors are in compliance on a pro forma basis with the financial covenants set forth in Section 6.9 (as computed for the most recently ended month for which information is available) and is in compliance with all other terms and conditions of this Agreement; and

          (ii) so long as no Event of Default shall have occurred and be continuing both before and after giving effect to any such Distribution, (a) payment of taxes by Carbiz Parent and (b) payment of administrative expenses (including without limitation the payment of reasonable director fees) payable by Carbiz Parent in an aggregate amount, with respect to all such administrative expenses, not to exceed One Hundred Fifty Thousand Dollars ($150,000) in any fiscal year.

          Section 6.3 Reporting Requirements and Accounting Practices. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, each Related Party agrees and covenants, jointly and severally, to maintain (a) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (b) standard operating procedures applicable to all of their locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of any Related Party to comply with GAAP. During the term of this Agreement and so long as any of the Indebtedness remains unpaid or any commitment to lend hereunder is in effect, Borrowers shall keep a set of all material records (including, without limitation, all files, books and records with respect to all Existing Receivables and Automobile Inventory) at a location with respect to which Lender shall have received a collateral access agreement in form and substance satisfactory to Lender.

          Section 6.4 Account Debtors Addresses. Borrowers agree to furnish to Lender from time to time, promptly upon request, a list of all Account Debtors’ names and their most current addresses. Borrowers agree that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Existing Receivables by means of mail, telephone or otherwise, in the name of a Borrower

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 34

and upon the occurrence of an Event of Default in the name of Lender or such other name as Lender may choose.

          Section 6.5 Financial Reports. Related Parties shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition of the Related Parties as Lender may reasonably request, and without any request, the following financial statements and reports, in a form satisfactory to Lender:

          (a) As soon as available, and in any event within:

          (i) twenty (20) calendar days of the close of each month, for the period ending as of the last day of the immediately preceding calendar month: (1) a Compliance Certificate in the form and substance of Exhibit C attached hereto; and (2) a report of all sales tax payments made by Borrowers for all consumer loans originating in such month in form and substance reasonably acceptable to Lender; and

          (ii) within five (5) calendar days of the close of each month for the period ending as of the last day of the immediately preceding calendar month, a Statement of Accounts Receivable showing the detailed aging of each Existing Receivable, and otherwise in a form acceptable to Lender in its sole discretion.

          (b) On the second (2nd) Business Day of each calendar week, for the period ending as of the last Business Day of the immediately preceding calendar week, a Statement of Accounts Receivable showing the detailed aging of each Existing Receivable, and otherwise in a form acceptable to Lender in its sole discretion.

          (c) As soon as available, and in any event within twenty (20) calendar days after the close of each month a copy of the consolidated and consolidating balance sheet of Carbiz Parent and its consolidated Subsidiaries as of the close of the preceding month, and the consolidated and consolidating statements of income, retained earnings and cash flows of Carbiz Parent and its consolidating Subsidiaries for the preceding month, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year (to the extent available to compare), prepared in accordance with GAAP, consistently applied, provided that Lender hereby agrees to hold such financial statements as confidential in accordance with Lender’s customary procedures for handling confidential information, except that disclosure of such information may be made (i) to its respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans or commitments to lend hereunder in accordance with applicable securities laws, (iii) as required by law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of a Related Party and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such securitization.

          (d) As soon as available, and in any event within ninety (90) calendar days after the close of each fiscal year of Carbiz Parent and its consolidating Subsidiaries, a copy of

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 35

the consolidated and consolidating balance sheets of Carbiz Parent and its consolidating Subsidiaries as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of Carbiz Parent and its consolidating Subsidiaries for such period, and all supporting schedules and footnotes thereto, all in detail reasonably satisfactory to Lender, prepared in accordance with GAAP, consistently applied. All such annual financial statements shall be audited by Cherry Bekaert & Holland, L.L.P., or such other firm of independent public accountants of recognized standing, selected by Carbiz Parent and reasonably satisfactory to Lender, in accordance with GAAP, and shall be accompanied by the written statement of the accountants who prepared the audited financial statements, certifying whether such accountants have obtained knowledge of any Event of Default under the Loan Documents;

          (e) No later than the date on which they are provided to the Board of Directors of Carbiz Parent, all reports, budgets, financial information, financial statements, forecasts or other materials provided to the Board of Directors of Carbiz Parent;

          (f) As soon as available, and in any event within forty-five (45) calendar days after the end of each calendar year, financial statements of each Validity Guarantor as of the close of such period, such personal financial statement shall be in form and detail satisfactory to Lender;

          (g) Promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Related Party’s or any of their subsidiary’s operations or concerning significant aspects of any Related Party’s or any of their subsidiary’s financial affairs, given to it by its independent public accountants;

          (h) Promptly after receipt thereof and in no event more than five (5) Business Days thereafter, a copy of each audit or other report made by any state or federal agency of the books and records or assets of any Related Party of their compliance or non-compliance with applicable laws relating to the underwriting, origination, servicing and/or collection of loans;

          (i) Promptly (but never more than five (5) Business Days) after knowledge thereof shall have come to the attention of any responsible officer of any Borrower, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against any Related Party which, if adversely determined, would have a material adverse effect on the business, operations or financial condition of any Related Party, or (ii) the occurrence of any Default or Event of Default hereunder;

          (j) As soon as available, a copy of all federal and state tax returns filed by each Related Party during the current fiscal year and each fiscal year hereafter; and

          (k) Timely, and in any event, within ten (10) calendar days of a request therefor from Lender, such other information (whether financial or otherwise), analyses or materials regarding any Related Party as Lender shall reasonably require.

Each of the financial statements furnished to Lender pursuant to subsections (c) and (d) of this Section shall be accompanied by a written certificate signed by the Chief Financial Officer or other authorized representative of the Borrowers, as the case may be, to the

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 36

effect that to the best of the Chief Financial Officer’s or applicable authorized representative’s knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken to remedy the same.

          Section 6.6 Observer Rights. As long as any Indebtedness remains outstanding, Carbiz Parent shall invite a representative of Lender to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors. Lender hereby agrees to hold any documents and information provided to Lender that is marked confidential or contained in the materials delivered to the Board of Directors as confidential in accordance with Lender’s customary procedures for handling confidential information, except that disclosure of such information may be made (i) to its respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (ii) to prospective transferees or purchasers of any interest in the Loans or commitments to lend hereunder in accordance with applicable securities laws, (iii) as required by law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of a Related Party and (v) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such securitization; provided Lender shall inform any third party to whom the above-referenced confidential information is disclosed that such third party is required to maintain the same level of confidentiality as Lender. Borrowers shall reimburse all reasonable expenses of Lender and Lender’s representative in attending the meetings.

          Section 6.7 Notice of Changes. Borrowers shall promptly notify Lender in writing of any change of their officers, directors or key employees; change of location of its chief executive office; any acquisition, disposition or reorganization of any subsidiary, affiliate or parent of any Related Party; change of any Related Party’s name; death or withdrawal of any partner (if a Borrower is a partnership); any sale or purchase out of the regular course of any Related Party’s business; litigation of which any Related Party is a party or governmental investigations of which any Related Party is a target; and any other material change in the business or financial affairs of any Related Party.

          Section 6.8 Notice of Commercial Tort Claims. Borrowers shall promptly notify Lender in writing of any commercial tort claims Borrowers may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrowers’ damages, copies of any complaint or demand letter submitted by the Borrowers, and such other information as Lender may reasonably request.

          Section 6.9 Financial Covenants. During the term of this Agreement and so long as any Indebtedness remains unpaid and until Lender’s obligations to make RTO Advances under this Agreement have terminated, each Borrower and each Guarantor each agree and covenant, respectively, after the balance of the Existing Receivables Note is zero (0), Carbiz Parent and its consolidated Subsidiaries shall maintain Accounts with a minimum outstanding principal balance of no less than Three Million Five Hundred Thousand Dollars ($3,500,000).

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          Section 6.10 Post Closing Covenants.

          (a) Insurance Coverage. Within thirty (30) days after the New Effective Date, the Borrowers shall deliver to Lender, for the benefit of Lender, evidence of the Borrowers’ insurance coverage, of such types, coverages and amounts as may be reasonably satisfactory to Lender, and cause Lender to be named as an additional insured, assignee and loss payee, as applicable, on each such insurance policy, in each case pursuant to endorsements in form and substance reasonably acceptable to Lender.

          (b) Property and Liability Insurance. Within thirty (30) days of the New Effective Date, Lender shall have received the insurance certificates and certified copies of policies required herein, along with a loss payable endorsement naming Lender, for the benefit of Lender, as sole loss payee and as additional insured, all in form and substance reasonably satisfactory to Lender and its counsel.

          (c) Know-How. Within forty-five (45) days after the New Effective Date, Borrowers shall deliver to Lender copies of all manuals, training materials and documentation with respect to the know-how identified in Section 3.12(d) of Schedule A (the “Know-How”) to be held by Lender as part of the Collateral. Lender shall maintain in confidence and not use, modify or distribute to any third party the Know-How without the prior written consent of Carbiz Parent, unless a Default or an Event of Default has occurred.

          (d) Registration Rights. After the Effective Date, Carbiz Parent shall use commercially reasonable efforts to obtain the consents required to enter into a registration rights agreement with Lender in the form of Exhibit E, and shall enter into that registration rights agreement no later than December 31, 2010.

          (e) Return of Notes. Within five (5) Business Days following the Effective Date, Lender shall return to Borrower Representative, marked “canceled,” all of the Borrowers’ Promissory Notes identified on Schedule 2 of the Asset Purchase Agreement and actually received from the Trustee.

Article 7. EVENTS OF DEFAULT AND REMEDIES

          Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default:”

          (a) Any Borrower or any Guarantor fails to pay the principal component of the Loans or any interest thereon when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

          (b) Any Borrower or any Guarantor fails to pay any Indebtedness (other than the Indebtedness in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) calendar days after same becomes due and payable.

          (c) If (i) any Borrower or any Guarantor fails or neglects to perform, keep or observe any of the covenants set forth in Section 3.4, Section 6.1, Section 6.2, Section 6.3, and Section 6.9 hereof, (ii) any Borrower, any Guarantor, or any Validity Guarantor

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fails or neglects to perform, keep or observe any of the other terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated hereby and thereby, and the same is not cured to Lender’s satisfaction within ten (10) days after Lender has given written notice to Borrower Representative identifying such default or (iii) any representation, warranty or certification made by such Person herein or therein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter.

          (d) If the validity or enforceability of any Lien granted to Lender to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other Lien shall be created or imposed upon the Collateral, unless such Lien is a Lien permitted pursuant to Section 6.2(a) hereof.

          (e) If any judgment or judgments in the aggregate against any Borrower or any Related Party (net of any insurance for which the insurance company has admitted liability) in an amount in excess of Fifty Thousand Dollars ($50,000), or any attachment or other levy against the properties or assets of any Borrower or any Related Party with respect to a claim for any amount in excess of Fifty Thousand Dollars ($50,000), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

          (f) Default in the payment of any sum due under any instrument evidencing indebtedness for borrowed money in excess of Fifty Thousand Dollars ($50,000) (individually or in the aggregate) owed by any Borrower or any other Related Party to any Person, or any other default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the board of directors or manage the business of any Related Party.

          (g) If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without a Borrower’s or any Related Party’s consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of any Borrower or any Related Party or of the whole or any substantial part of its properties or assets, or approving a petition filed against any Borrower or any Related Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty (30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against any Borrower or any Related Party and such petition shall not be dismissed within thirty (30) days.

          (h) An event shall occur which shall have a material adverse affect on the condition and operations or financial condition of any Borrower or any other Related Party or the enforceability of the material terms of any Loan Document.

          (i) If any Borrower or any other Related Party shall: (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to

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take advantage of any insolvency act or other act for the relief or aid of debtors; (iii) make an assignment for the benefit of their creditors; (iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated; (vii) admit in writing of their inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or (ix) take any action, corporate or otherwise, for the purpose of any of the foregoing.

          (j) Any of the following shall occur: (i) entry of a court order that enjoins, restrains or in any way prevents any Related Party from conducting all or any material part of its business affairs in the ordinary course of business or (ii) withdrawal or suspension of any license or authority required for the conduct of any material part of any Borrower’s or any Related Party’s business.

          (k) If any Related Party, or any Validity Guarantor gives notice of termination or terminates its liability pursuant to its Guaranty Agreement executed in conjunction with this Agreement.

          (l) The breach of any terms or conditions of any Custodian Agreement.

          (m) Any Loan Document securing the Indebtedness shall for any reason (other than pursuant to the terms hereof and thereof) cease to create a valid and perfected first priority Lien in the assets having an aggregate value in excess of Twenty Five Thousand Dollars ($25,000).

          (n) (i) Carbiz Parent shall cease to be the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock and other equity interests of Carbiz USA, (ii) Carbiz USA shall cease to be the legal and beneficial owner of (a) one hundred percent (100%) of the issued and outstanding capital stock and other equity interests of Carbiz Auto, Carbiz AQ and Houston Auto, Carbiz LLC, Carbiz IN1, Carbiz IN2, Carbiz IN3, Carbiz IN4 and Carbiz NE (in each case with respect to the foregoing (i) through (ii), on a fully diluted basis).

          (o) Carbiz Parent shall be engaged in any type of business activity other than the ownership of the capital stock and other equity interests of Carbiz USA, performance of its obligations under the Loan Documents, Trafalgar Subordinated Debt Documents and Management Subordinated Debt Documents to which it is a party, maintenance of its corporate existence and activities ancillary to each of the foregoing, or Carbiz Parent takes any action which would cause any other Related Party to violate the provisions of Section 6.2 hereof.

          (p) Any Validity Guarantor shall die, become mentally incapacitated or otherwise become unable to fulfill his duties as an executive officer and principal of the Borrowers or any Guarantor (a “Departing Validity Guarantor”) unless the Borrowers have hired, within thirty (30) days of any such event, a Person reasonably acceptable to Lender to replace such Departing Validity Guarantor in the same executive officer capacity as the Departing Validity Guarantor held prior to such event and such replacement executive officer executes a Validity Guaranty in the same form and

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 40

substance as the Validity Guaranty to which such Departing Validity Guarantor was a party.

          (q) The failure of any Borrower to pay any sales tax on consumer loans as and when due in excess of Ten Thousand Dollars ($10,000) (individually or in the aggregate) and Borrowers have failed to cure any such breach within five (5) Business Days of obtaining knowledge thereof.

          (r) The failure of any Borrower to deliver to Lender or a Custodian (for the benefit of Lender), the Auto Titles as required herein.

          Section 7.2 Acceleration of the Indebtedness. Upon the occurrence of an Event of Default as described in Section 7.1 hereof or as described in the RTO Note, all of the Indebtedness shall thereupon be immediately due and payable, without demand, presentment, notice of demand or dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor. Upon any such acceleration, any obligation of the Lender to make any additional advances on the Loans shall be permanently terminated and, if the acceleration occurs before the second anniversary of the Effective Date, there shall automatically be added to the Indebtedness owing by Borrowers to the Lender, as liquidated damages for the early termination of the credit facilities contemplated hereby, and not as a penalty, the termination fee specified in Section 2.7(c) .

          Section 7.3 Remedies. If any Default or Event of Default shall occur and be continuing, Lender may protect and enforce Lender’s rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document and the following rights and remedies:

          (a) All of the rights and remedies of a secured party under the UCC, as amended, or other applicable Law.

          (b) The right, to the fullest extent permissible by law, to: (i) enter upon the premises of any Related Party, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to any Related Party, through self-help and without judicial process, without first obtaining a final judgment or giving any Related Party notice and opportunity for a hearing on the validity of Lender’s, for the benefit of Lender, claim, and remove the Collateral therefrom to the premises of Lender or any agent of any such Person, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require any Related Party to assemble the Collateral and make it available to Lender at a place to be designated by Lender in such Person’s reasonable discretion.

          (c) The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. Lender shall give reasonable notice to Related Parties of the time and place of any public sale of the Collateral or of the time after which any private sale by Lender, or, at its option, a broker, or any other intended disposition thereof is to be made. Such notice shall be deemed reasonable if mailed, postage prepaid, to Related Parties at the address of Related Parties designated herein at least ten (10)

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Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

          (d) Lender shall have the right to conduct such sales on Related Parties’ premises or elsewhere and shall have the right to use Related Parties’ premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Related Parties’ labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Related Parties’ rights under all licenses and all franchise agreements shall inure to Lender’s benefit. The Related Parties agree to hold Lender harmless from any liability arising out of Lender’s use of Related Parties’ premises, labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to advertising for sale, marshaling or selling the Collateral.

          (e) Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrowers to Lender. The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorney’s fees, expert witness fees incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all Indebtedness, other than principal and interest, outstanding under this Agreement or any other Loan Document; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

          (f) The right to appoint or seek appointment of a receiver, custodian or trustee of Borrowers or any of their properties or assets pursuant to court order.

          (g) The right to cease all advances hereunder.

          (h) The exercise of Lender’s rights under each Pledge Agreement.

          (i) All other rights and remedies that Lender may have at law or in equity. Additionally, if any Default or Event of Default shall occur and be continuing, Lender may enforce the payment of any Indebtedness due to Lender or enforce any other legal or equitable right which Lender may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

          Section 7.4 No Waiver. No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein.

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Lender may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and Borrowers agree that no waiver by Lender shall ever be legally effective unless such waiver shall be acknowledged and agreed to in writing by Lender. No waiver of any Default or Event of Default by Lender shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Lender at any time and from time to time of a partial payment or partial performance of any Related Party’s obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

          Section 7.5 Application of Proceeds. After an Event of Default shall have occurred and is continuing, all amounts received by Lender on account of any Indebtedness and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.3(e) hereof.

          Section 7.6 Appointment of Lender as Attorney-In-Fact. Each Borrower irrevocably designates, makes, constitutes and appoints Lender (and all persons reasonably designated by Lender), with full power of substitution, as Borrowers’ true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender’s agent, may, without notice to any Borrower, and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in Borrowers’ or Lender’s name, at no duty or obligation on Lender, do the following:

          (a) Upon the occurrence and during the continuance of any Default or Event of Default, all acts and things necessary to fulfill Borrowers’ administrative duties pursuant to this Agreement and the other Loan Documents;

          (b) Upon the occurrence and during the continuance of any Default or Event of Default, all acts and things necessary to fulfill Borrowers’ obligations under this Agreement and the Loan Documents, except as otherwise set forth herein, at the cost and expense of Borrowers.

        (c) In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence and during the continuance of an Event of Default, Lender shall have the right: (i) to enter upon Borrowers’ premises and to receive and open all mail directed to Borrowers and remove all payments to Borrowers on the Existing Receivables; however, Lender shall turn over to Borrowers all of such mail not relating to Existing Receivables; (ii) in the name of Borrowers, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrowers to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrowers as set forth in this Agreement, Lender’s rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon Borrowers in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 43

Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Existing Receivables; (v) settle, compromise, compound or adjust claims in respect of any Existing Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Existing Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable Laws and subject to any requirements of notice to Borrowers or other persons under applicable Laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Existing Receivables; (viii) endorse the name of Borrowers upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Existing Receivables that may come into Lender’s possession; and (ix) sign Borrowers’ names on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors. The appointment of Lender as attorney-in-fact for Borrowers is coupled with an interest and is irrevocable.

Article 8. EXPENSES AND INDEMNITIES

          Section 8.1 Payment for Expenses. Borrowers shall pay (on the date of the initial funding of the Loans and, thereafter, within thirty (30) days after any invoice or other statement or notice), all costs and expenses incurred by Lender or any of their affiliates in connection with the transactions contemplated by the Loan Documents, including, without limitation, (a) all documentation and diligence fees and expenses, (b) all search, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, (i) UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC, (ii) judgment and tax lien searches, (iii) wire transfer fees and (iv) any documentary, filing or stamp taxes in connection with any grant or perfections of Lender’s Liens on the Collateral), (c) all audit fees and expenses, (d) all of Lender’s attorneys’ fees and expenses, but only to the extent incurred by Lender or any of its affiliates after a Default or Event of Default or incurred by Lender in connection with (i) any effort to enforce, protect or collect payment of any Indebtedness or to enforce any Loan Document or any related agreement, document or instrument, or effect collection hereunder or thereunder, (ii) entering into, negotiating, preparing, reviewing and executing this Agreement and the other Loan Documents and all related agreements, documents and instruments, (iii) instituting, maintaining, preserving, enforcing and foreclosing on Lender’s Liens, for the benefit of Lender, in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (iv) defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with any Borrower unless there is a final judgment by a court which finds Lender to have acted in gross negligence or willful misconduct in connection therewith, or (v) any modification, restatement, supplement, amendment, waiver, forbearance or extension of this Agreement or any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Borrowers’ account and shall be part of the Indebtedness. Each Borrower hereby further agrees to pay all of each Custodian’s fees and expenses owing under the Custodian Agreements.

          Section 8.2 General Indemnification. Each Borrower hereby agrees to indemnify and hold Lender harmless, on demand, from and against any and all claims, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, expenses or disbursements

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actually incurred (collectively “Claim” or “Claims”) of any kind or nature whatsoever, asserted by any party other than a Borrower, or with respect to a Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender’s obligations to Borrowers, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to be caused by Lender’s gross negligence or willful misconduct.

Article 9. MISCELLANEOUS

          Section 9.1 Notices. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to Lender and each Related Party or Guarantor at its address and/or telecopy number as set forth in this Agreement or Section 9.1 of Schedule A attached hereto, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party. Lender and the Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement and after the Borrowers or Carbiz Parent has made such an announcement or release, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of such Person’s business, at no cost to Borrowers.

          Section 9.2 Appointment of Borrower Representative. Each Borrower and Related Party hereby designates Carbiz USA (the “Borrower Representative”) as its representative and agent on its behalf for the purposes (as applicable) of effecting repayment of the Existing Receivables Notes, and giving and receiving all other notices and consents hereunder or under any of the Existing Receivables Notes and the related Collateral and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Related Party under the Loan Documents. Borrower Representative hereby accepts such appointment. Lender and Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers and Related Parties, and shall give any notice or communication required or permitted to be given to any Borrower or Related Party hereunder to Borrower Representative on behalf of such Borrower or Related Party. Each Borrower and Related Party agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and Related Party and shall be binding upon and enforceable against such Borrower and Related Party to the same extent as if the same had been made directly by such Borrower or Related Party. The Borrowers may, upon fifteen (15) days prior written notice to Lender by each of the Borrowers, appoint a substitute Borrower as “Borrower Representative” to Lender.

          Section 9.3 Assignments and Participations.

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          (a) Lender may sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person so long as the agreement between Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and Lender and that such transfer does not give such participant any right to vote as Lender or any other direct claims or rights against any Person other than Lender, (ii) that such participant is not entitled to payment from Borrowers hereunder of amounts in excess of those payable to Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an affiliate of Lender, that such participant shall not be entitled to require Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document. No Lender selling such a participation shall, as between the other parties hereto or to any other Loan Document and Lender, be relieved of any of its obligations hereunder or thereunder as a result of the sale of such participation. If Lender sells any such participation to any Person (other than an affiliate of Lender), Lender shall give prompt notice thereof to Borrower Representative.

          (b) In addition to sales of participations under the immediately preceding subsection, Lender may make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents (which rights may be limited to a particular RTO Advance) in accordance with the terms of this Section 9.3; provided, however, that Lender shall not offer, sell or otherwise, dispose of all or any part of its commitments or Loans except under circumstances which will not result in a violation of the Act or applicable state securities laws. To the extent indicated in any document, instrument or agreement so selling, assigning, or otherwise transferring to an assignee (an “Assignee”) such rights and/or duties, (i) the Assignee shall acquire all of the assigning Lender’s rights under the Agreement and the other Loan Documents and (ii) the Assignee shall be deemed to be a “Lender” under this Agreement and the other Loan Documents with the authority to exercise such rights in the capacity of Lender. Subject to applicable securities laws, Related Parties hereby authorize each Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Related Parties and Guarantors and any of their principals to any Assignee or prospective Assignee. Any assignment pursuant to this Section 9.3 shall be made pursuant to a written agreement (an “Assignment and Acceptance”).

          (c) Lender shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Indebtedness and Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lenders in the absence of manifest error. Borrowers and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and Lender, at any reasonable time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and its Assignee (together with the Note(s) subject to such

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assignment), evidence satisfactory to Lender that such assignment complies with subsection (b) above, Lender shall (a) accept such Assignment and Acceptance and (b) record the information contained therein in the Register. If requested by Lender, Borrowers shall promptly execute and deliver to Lender new Note(s) evidencing the Indebtedness owed by Borrowers to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Lender shall cancel the Notes delivered to it by the assigning Lender and deliver the new Notes to the Assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

          (e) Lender may at any time (a) pledge the Indebtedness held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; provided, however, that (i) no such pledge or grant of security interest to any Person shall release Lender from its Indebtedness hereunder or under any other Loan Document and (ii) the acquisition of title to Lender’s Indebtedness pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects; and (b) assign all or any portion of its funded Loans to an affiliate of Lender, to one or more other Lenders or to an affiliate of such other Lender.

          (f) Except as otherwise provided herein, no Lender shall, as between Borrowers and that Lender, be relieved of any of its Indebtedness hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Indebtedness owed to Lender.

          Section 9.4 Survival of Agreements. All of the various representations, warranties, covenants and agreements of Borrowers and Guarantors (including without limitation, any agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and Lender, for the benefit of Lender, shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents notwithstanding any termination of financing under this Agreement until all Indebtedness is fully performed and paid in full in cash. All indemnity obligations and all other obligations to pay costs and expenses of the Borrowers and Guarantors hereunder and under the other Loan Documents shall survive payment of the Indebtedness in full.

          Section 9.5 No Obligation Beyond Maturity. Each Borrower and each Guarantor agrees and acknowledges that upon the Maturity Date with respect to a particular Loan, Lender shall have no obligation to renew, extend, modify or rearrange such Loan and Lender shall have the right to require all amounts due and owing under the applicable Loans to be paid in full upon such date.

          Section 9.6 Prior Agreements Superseded. This Agreement, together with the other Loan Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Loan Documents. No provision of this Agreement or other Loan Document may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

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          Section 9.7 Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. No Related Party shall assign any of its rights or obligations pursuant this Agreement.

          Section 9.8 No Third Party Beneficiary. This Agreement is for the sole benefit of Lender and is not for the benefit of any third party.

          Section 9.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. The parties understand and agree that Lender may execute this Agreement and all corresponding documents by affixing an authorized Lender officer’s signature via signature stamp. Signatures delivered by facsimile, email (in .pdf format) and/or other similar electronically transmitted format shall bind the parties hereto as though such signatures were original.

          Section 9.10 Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 9.11 Further Instruments. Each Borrower and each Guarantor shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

          Section 9.12 Governing Law. The validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Indiana without regard to conflicts of laws provisions thereof.

          Section 9.13 Jurisdiction and Venue. Borrowers and Guarantors submit to the personal jurisdiction and venue of the state or federal courts of Marion and Hamilton County, Indiana and agrees that any and all claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement initiated by Borrowers and Guarantors against Lender shall be brought in the state or federal courts of Marion or Hamilton County, Indiana. Further, Borrowers and Guarantors expressly consent to such jurisdiction and venue of the state or federal courts in Marion and Hamilton County, Indiana as to any action brought in such court by Lender and waive any claim of inconvenient forum with respect to any such action. Lender reserves the right to initiate and prosecute any action against Borrowers and Guarantors in any court of competent jurisdiction, and Borrowers and Guarantors consent to such forum as Lender may elect.

          Section 9.14 Waiver. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH BORROWER AND EACH GUARANTOR HEREBY WAIVE (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR

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MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER AND/OR THE LENDER ON WHICH ANY BORROWER OR ANY GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO LENDER’S TAKING POSSESSION OR CONTROL OF, OR LENDER’S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF LENDER’S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

          Section 9.15 Advice of Counsel. EACH BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTIONS GOVERNED BY THIS AGREEMENT AND HAVE RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS’ LENGTH NEGOTIATIONS.

          Section 9.16 Waiver of Bond. Borrowers and Guarantors waive, to the extent permitted by law, any bond or surety or security on such bond which might, but for this waiver, be required by Lender.

          Section 9.17 Waiver of Right to Trial by Jury. EACH BORROWER AND GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, STATEMENT, WHETHER ORAL OR WRITTEN, OR ACTIONS OF THE BORROWERS OR GUARANTORS. THE BORROWERS OR GUARANTORS SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL HAVE NOT BEEN DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWERS, GUARANTORS AND LENDER.

          Section 9.18 Time of Essence. Time is of the essence for the performance of the obligations set forth in this Agreement and the Loan Documents.

          Section 9.19 Publication; Advertisement. No Related Party will, directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Lender or any of its respective Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 49

case the applicable Related Party shall give Lender prior written notice of such publication or other disclosure or (ii) with Lender’s prior written consent, such consent not to be unreasonably withheld.

Article 10. JOINT AND SEVERAL LIABILITY; CROSS GUARANTY; SUBORDINATION

          Section 10.1 Joint and Several Liability; Cross Guaranty.

          (a) Each Borrower hereby acknowledges and agrees that such Borrower is jointly and severally liable for all of the Indebtedness, and hereby absolutely and unconditionally guarantees to Lender, for the benefit of Lender, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Indebtedness and other obligations and amounts owed or hereafter owing to Lender under this Agreement by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section shall not be discharged until payment and performance, in full, of the Indebtedness and other amounts owed or hereafter owing under this Agreement has occurred and termination of all commitments to lend under this Agreement, and that its obligations under this Section shall be absolute and unconditional, irrespective of, and unaffected by:

          (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

          (iii) the existence, value or condition of, or failure to perfect its security interest in or lien against, any security for the Indebtedness or any action, or the absence of any action, by Lender in respect thereof (including the release of any such security);

          (iv) the insolvency of any Borrower or Guarantor; or

          (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

          Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness and other amounts guaranteed hereunder.

          (b) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to subrogation, to compel Lender to marshal assets or to proceed in respect of the Indebtedness and other amounts guaranteed hereunder against any other Borrower or Guarantor, any other party or against any security for the payment and performance of the Indebtedness and other amounts before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Lender that the foregoing waivers are of the essence of the transaction contemplated by this

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 50

Agreement and the other Loan Documents and that, but for the provisions of this Section and such waivers, Lender would decline to enter into this Agreement.

          (c) Benefit of Guaranty. Each Borrower agrees that the provisions of this Section are for the benefit of Lender and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Lender, the obligations of such other Borrower under the Loan Documents.

          (d) Election of Remedies. If Lender may, under applicable law, proceed to realize their benefits under any of the Loan Documents giving Lender, for the benefit of Lender, a security interest in or lien upon any Collateral, whether owned by any Borrower or by any Guarantor, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of the rights and remedies under this Section. If, in the exercise of any of their rights and remedies, Lender shall forfeit any of their rights or remedies, including their right to enter a deficiency judgment against any Borrower or any other Guarantor, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Lender and waives any claim based upon such action. Any election of remedies that results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Indebtedness and other amounts owed or hereafter owing under this Agreement. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Indebtedness and other amounts owed or hereafter owing under this Agreement and the amount of such bid need not be paid by Lender but shall be credited against such Indebtedness and other amounts. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Indebtedness and other amounts owed or hereafter owing under this Agreement shall be conclusively deemed to be the amount of the Indebtedness and other amounts guaranteed under this Section, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

          (e) Liability Cumulative. The liability of Borrowers under this Article 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Lender under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Indebtedness or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

          (f) Fraudulent Conveyance. Notwithstanding anything to the contrary set forth in this Section 10.1, it is the intent of the parties hereto that the liability incurred by each Borrower in respect of the Indebtedness of the other Borrowers (and any Lien granted by each Borrower to secure such Indebtedness), not constitute a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable law of any state

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 51

or other governmental unit (“Fraudulent Conveyance”). Consequently, each Borrower and Lender hereby agree that if a court of competent jurisdiction determines that the incurrence of liability by any Borrower in respect of the Indebtedness of any other Borrower (or any Liens granted by such Borrower to secure such Indebtedness) would, but for the application of this sentence, constitute a Fraudulent Conveyance, such liability (and such Liens) shall be valid and enforceable only to the maximum extent that would not cause the same to constitute a Fraudulent Conveyance, and this Agreement and the other Loan Documents shall automatically be deemed to have been amended accordingly.

Section 10.2 Subordination.

          (a) Each Borrower covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Borrower), fees, charges, expenses, attorneys’ fees and any other sum, obligation or liability owing by any other Borrower to such Borrower, including any intercompany loans or trade payables or royalty or licensing fees (collectively, the “Intercompany Obligations”), is subordinated, to the extent and in the manner provided in this Section 10.2, to the prior payment in full of all Indebtedness and other amounts owed or hereafter owing under this Agreement (herein, the “Senior Obligations”) and that the subordination is for the benefit of Lender, and Lender may enforce such provisions directly.

          (b) Each Borrower executing this Agreement hereby (i) authorizes Lender to demand specific performance of the terms of this Section 10.2, whether or not any other Borrower shall have complied with any of the provisions hereof applicable to it, at any time when such Borrower shall have failed to comply with any provisions of this Section 10.2 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (c) Upon any distribution of assets of any Borrower in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

          (i) Lender shall first be entitled to receive payment in full in cash of the Senior Obligations before any Borrower is entitled to receive any payment on account of the Intercompany Obligations.

          (ii) Any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, to which any other Borrower would be entitled except for the provisions of this Section 10.2(c), shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to Lender, for the benefit of Lender, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Lender.

          (iii) In the event that notwithstanding the foregoing provisions of this Section 10.2(c), any payment or distribution of assets of any Borrower of any kind or character, whether in cash, property or securities, shall be received by any other Borrower on account of the Intercompany Obligations before all Senior

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 52

Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Lender for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Lender.

No right of Lender or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Borrower with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 53

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

GUARANTORS:		BORROWERS:

CARBIZ INC., an Ontario corporation		CARBIZ AUTO CREDIT AQ, INC., a Florida corporation

By:	/s/ Carl Ritter	By:	/s/ Carl Ritter
Name:	Carl Ritter	Name:	Carl Ritter
Its:	Chief Executive Officer	Its:	Chief Executive Officer

CARBIZ USA INC., a Delaware corporation		CARBIZ AUTO CREDIT, INC., a Florida corporation

By:	/s/ Carl Ritter	By:	/s/ Carl Ritter
Name:	Carl Ritter	Name:	Carl Ritter
Its:	Chief Executive Officer	Its:	Chief Executive Officer

CARBIZ AUTO CREDIT JV1, LLC, a Florida limited
LENDERS:		liability company

DEALER SERVICES CORPORATION, a
Delaware corporation		By:	/s/ Carl Ritter
		Name:	Carl Ritter
By:	/s/ John Fuller	Its:	Chief Executive Officer
Name:	John Fuller
Its:	Chief Executive Officer	TEXAS AUTO CREDIT, INC., a Florida corporation

		By:	/s/ Carl Ritter
		Name:	Carl Ritter
		Its:	Chief Executive Officer

CARBIZ AUTO CREDIT IN1, INC., a Florida corporation

		By:	/s/ Carl Ritter
		Name:	Carl Ritter
		Its:	Chief Executive Officer

CARBIZ AUTO CREDIT IN2, INC., a Florida corporation

		By:	/s/ Carl Ritter
		Name:	Carl Ritter
		Its:	Chief Executive Officer

CARBIZ AUTO CREDIT IN3, INC., a Florida corporation

		By:	/s/ Carl Ritter
		Name:	Carl Ritter
		Its:	Chief Executive Officer

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 54

CARBIZ AUTO CREDIT IN4, INC., a Florida corporation

By:	/s/ Carl Ritter
Name:	Carl Ritter
Its:	Chief Executive Officer

CARBIZ AUTO CREDIT NE, INC., a Florida corporation

By:	/s/ Carl Ritter
Name:	Carl Ritter
Its:	Chief Executive Officer

FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT	PAGE 55

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is executed on ________ __, 20__, and is between CARBIZ INC., an Ontario, Canada corporation, with its principal office located at 7115 16th Street E, Suite 105, Sarasota, FL 34243 (the “Company”), and the undersigned (the “Investor”).

RECITALS

1.

The Company as Guarantor (as the term is defined in the Loan Agreement) and the Investor as Lender (as the term is defined in the Loan Agreement) have entered into that certain Fourth Amended and Restated Loan and Security Agreement executed on February 25, 2009 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) by and among (a) Carbiz Auto Credit, Inc., a Florida corporation, Carbiz Auto Credit JV1, LLC, a Florida limited liability company, Carbiz Auto Credit AQ, Inc., a Florida corporation, Texas Auto Credit, Inc., a Florida corporation, Carbiz Auto Credit IN1, Inc., a Florida corporation, Carbiz Auto Credit IN2, Inc., a Florida corporation, Carbiz Auto Credit IN3, Inc., a Florida corporation, Carbiz Auto Credit IN4, Inc., a Florida corporation, and Carbiz Auto Credit NE, Inc., a Florida corporation, as Borrowers (as that term is defined in the Loan Agreement), (b) the Company and Carbiz USA Inc., a Delaware corporation, as Guarantors, and (c) Investor.

2.

Pursuant to the Warrant Agreements executed on February 25, 2009 (the “Warrant Agreements”) issued pursuant to the Loan Agreement, the Company has agreed, upon the terms and subject to the conditions of the Warrant Agreements, to issue to the Company common shares, with no par value (the “Common Shares”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

3.

To induce the Investor to execute and deliver the Loan Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

AGREEMENT

          1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

EXHIBIT E

          (b) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act, including pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of the Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

          (c) “Registrable Securities” means the Common Shares issuable to the Investor upon conversion of any warrants issued pursuant to any warrant agreement between the Company and the Investor.

          (d) “Registration Statement” means a registration statement under the 1933 Act which covers the Registrable Securities.

          2. Demand Registrations.

          (a) Requests for Registration. The Investor may request registration under the Securities Act of all or part of its Registrable Securities on Form S-1 or F-1, as applicable, or any similar long-form registration (“Long-Form Registration”), and on Form S-3 or F-3, as applicable, or any similar short-form registration (“Short-Form Registrations”), if available; provided any such request for registration must be for an underwritten offer which has an anticipated public offering price before any Registration Expenses (as that term is defined below) of at least Five Million Dollars ($5,000,000). All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” As to any particular Registrable Securities, those securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever that Person has the right to acquire directly or indirectly those Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of the right), whether or not the acquisition has actually been effected.

          (b) Long-Form Registrations. With respect to the Registrable Securities the Investor will be entitled to request three Long-Form Registration in which the Company will pay all Registration Expenses (as defined in paragraph 6(a) below). A registration will not count as the permitted Long-Form Registration until it has become effective and unless the Investors are able to register and sell all of the Registrable Securities requested to be included in that registration; provided that in any event the Company will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective. Notwithstanding the foregoing, the Investor shall have the right to withdraw the request as set forth in this paragraph 1(b) and pay all associated expenses.

          (c) Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to paragraph 1(b), the Investor will be entitled to request an unlimited number of Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the

EXHIBIT E

Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering.

          (e) Restrictions on Demand Registrations. The Company will not be obligated to effect a Demand Registration within six months after the effective date of a registration in which the Investor was given piggyback rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to six months the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines that that Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that in that event, the Investor will be entitled to withdraw its request and, if the request is withdrawn, the Demand Registration will not count as one of the permitted Long-Form Registrations hereunder and the Company will pay all Registration Expenses in connection with that registration.

          (f) Selection of Underwriters. The Investor will have the right to select the investment banker(s) and manager(s) to administer the offering, which parties shall be acceptable to the Company in its reasonable discretion.

          (g) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Investor.

          3. Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to the Investor of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

EXHIBIT E

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, and (iii) third, other securities of the Company possessing registration rights, pro rata among the holders of such other securities on the basis of the number of shares owned by each such holder.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration solely on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) the securities requested to be included therein by the holders requesting such registration, (ii) the holders of other securities of the Company with registration rights permitted to be included in such registration and (iii) the Registrable Securities requested to be included in such registration by the Investors, pro rata among the holders of all such securities on the basis of the number of shares owned by each such holder.

          (e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if the previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

          4. Holdback Agreements.

          (a) The Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of its Registrable Securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which the Investor’s Registrable Securities are included (except as part of the underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company agrees to use reasonable best efforts to cause each holder of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree

EXHIBIT E

not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during the 180-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          5. Registration Procedures. Whenever the Investor has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of those Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to those Registrable Securities and use its reasonable best efforts to cause the registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by the registration statement copies of all such documents proposed to be filed);

          (b) prepare and file with the Securities and Exchange Commission amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during that period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities the number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as the seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the seller;

          (d) use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Securities owned by the seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify the Investor selling Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any seller, the Company will prepare a supplement or amendment to such prospectus so that, as

EXHIBIT E

thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) maintain a transfer agent and registrar for all Registrable Securities;

          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

          (h) make available for inspection by the Investor selling Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any the seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

          (k) use its reasonable best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities; and

          (l) obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Investor reasonably requests.

          6. Registration Expenses.

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement, except

EXHIBIT E

that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Investor holding Registrable Securities covered by the registration for the reasonable fees and disbursements of one counsel chosen by the Investor.

          (c) To the extent Registration Expenses are not required to be paid by the Company, the Investor included in any registration hereunder will pay those Registration Expenses allocable to the registration of the Investor’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

          7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          8. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least as a majority of the Registrable Securities.

          (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are

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also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          9. Indemnification. With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as those Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor and each of the Investor’s controlling persons promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a) : (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by that Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto; (y) shall not be available to the extent that Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if the prospectus was timely made available by the Company; and (z) shall not apply to amounts paid in settlement of any Claim if the settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. This indemnity shall remain in full force and effect regardless of any investigation made

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by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 11 hereof.

          (b) In connection with a Registration Statement, the Investor agrees to hold harmless and defend, to the same extent and in the same manner as is set forth in Section 9(a) , the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with that Registration Statement; and, subject to Section 9(d) , the Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 9(b) and the agreement with respect to contribution contained in Section 10 shall not apply to amounts paid in settlement of any Claim if the settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 9(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 11. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and a new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, the Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for the Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by that counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between the Indemnified Person or Indemnified Party and any other party represented by such counsel in the proceeding. The Indemnified

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Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any suchaction or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to that action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party or Indemnified Person of a release from all liability in respect to that claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (d) The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          10. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of the Registrable Securities.

          11. Reports Under the 1934 Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”) the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 at all times while the Company is subject to the reporting requirements of the 1934 Act;

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          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to those requirements and the filing of such reports and other documents as are required by the applicable provisions of Rule 144; and

          (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) any such information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

          12. Amendment Of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          13. Miscellaneous.

          (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record those Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of those Registrable Securities.

          (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company, to:	Carbiz Inc.
7115 16th Street E, Suite 105
Sarasota, FL 34243
Attn: Mr. Carl Ritter, CEO
Telephone: (800) 547–2277
Facsimile: (941) 308–2718

With a copy to:

If to the Investor, to:	Dealer Services Corporation
1320 City Center Drive, Suite 100
Carmel, IN 46032

With a copy to:	Barnes & Thornburg, LLP
11 South Meridian Street
Indianapolis, IN 46204
Attn: Sam Hodson
Telephone: (317) 261-7972
Facsimile: (317)231-7433

Written confirmation of receipt (A) given by the recipient of a notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This agreement shall be deemed a contract made under the laws of the State of Indiana and shall be construed and enforced in accordance with and governed by the laws of the State of Indiana and the laws of the United States of America, without regard to principles of conflicts of law. The Company submits to the personal jurisdiction and venue of the state or federal courts of Marion and Hamilton County, Indiana and agrees that any and all claims or disputes pertaining to this agreement or to any matter arising out of or related to this agreement initiated by the Company against the Investor shall be brought in the state or federal courts of Marion or Hamilton County, Indiana. Further, the Company expressly consents to such jurisdiction and venue of the state or federal courts in Marion and Hamilton County, Indiana as to any action brought in such court by the Investor and waives any claim of inconvenient forum with respect to any such action. The Investor reserves the right to initiate and prosecute any action against the Company

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in any court of competent jurisdiction, and the Company consents to such forum as the Investor may elect. Each party hereby covenants and agrees that in any suit, action or proceeding in respect of any matter arising out of this agreement or the documents executed in connection herewith, whether now existing or hereafter arising or in any way related to, connected with or incidental to the dealings of the parties hereto or transactions contemplated hereby or thereby whether sounding in contract or tort or otherwise, trial shall be to a court of competent jurisdiction and not to a jury; each party hereby expressly waives any right it may have to a trial by jury. Any party may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          (e) This Agreement, the Loan Agreement and related documents, including the Warrant dated the date hereof, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Loan Agreement, and related documents, including the Warrants and the Warrant Agreement, supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (f) This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of the Investor hereunder, inure to the benefit of the Investor and its successors and assigns, except that the Company shall not have any right to assign its obligations under this Agreement or any interest herein without the prior written consent of the Investor.

          (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (i) Each party shall do and perform, or cause to be done and performed, all further acts and things, and shall execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

          (k) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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          IN WITNESS WHEREOF, the parties have caused this Investor’s Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:

CARBIZ INC.

By: ________________________________________________
Name:
Title:

INVESTOR:

DEALER SERVICES CORPORATION

By: ________________________________________________
Name: [ ]
Title: [ ]

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FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Attention:

Re: Carbiz Inc.

Ladies and Gentlemen:

          We are counsel to Carbiz inc., an Ontario, Canada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the Investors named therein (collectively, the “Investors”) pursuant to which the Company issued to the Investors its Common Shares of the Company without par value (the “Common Shares”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333–_____________) (the “Registration Statement”) with the Securities and Exchange SEC (the “SEC”) relating to the Registrable Securities which names each of the Investors as a selling shareholder thereunder.

          In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [Enter Time Of Effectiveness] on [Enter Date Of Effectiveness] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[INSERT NAME OF COMPANY COUNSEL]

By:_______________________________________

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